Filed Pursuant to Rule 424(b)(5)
Registration No. 333-289513

PROSPECTUS SUPPLEMENT

August 13, 2025

(To Prospectus dated August 12, 2025)

$1,000,000,000

Cardinal Health, Inc.

$600,000,000 4.500% Notes due 2030

$400,000,000 5.150% Notes due 2035

The 4.500% notes will mature on September 15, 2030 (the “2030 notes”) and the 5.150% notes will mature on September 15, 2035 (the “2035 notes” and together with the 2030 notes, the “notes”). Interest on the notes will accrue from August 27, 2025. Interest on the notes will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2026.

At our option, we may redeem the notes of either series offered hereby, in whole or in part at any time and from time to time, before their maturity at the applicable redemption prices described herein under “Description of the Notes—Optional Redemption.”

If a change of control repurchase event occurs, we will be required to offer to purchase the notes from holders at a purchase price of 101% of the principal amount of the notes. See “Description of the Notes—Repurchase at the Option of Holders Upon a Change of Control.”

We intend to use the net proceeds from the sale of the notes offered hereby to fund a portion of the consideration payable in connection with our proposed acquisition of Solaris Health (“Solaris”) (the “Acquisition”) and the fees and expenses in connection therewith . Pending application of the proceeds to fund the consideration payable in connection with the Acquisition, we may temporarily use such funds for general corporate purposes. The sale of the notes is not conditioned upon the consummation of the Acquisition, which, if completed, will occur subsequent to the closing of the sale of the notes. See “Use of Proceeds.”

If (i) the Acquisition is not consummated on or before the later of (x) August 12, 2026 (the “End Date”) and (y) the date that is five business days after any later date to which the End Date may be extended in the Acquisition Agreement (as defined herein) (such later date, the “Special Mandatory Redemption End Date”) or (ii) we notify the trustee under the indenture that we will not pursue the consummation of the Acquisition, then we will be required to redeem the notes (the “Special Mandatory Redemption”), in whole, at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined herein). The proceeds from the sale of the notes will not be deposited into an escrow account pending completion of the Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the notes. See “Description of Notes—Special Mandatory Redemption.”

The notes will be our senior unsecured obligations and will rank equally in right of payment with our other senior indebtedness outstanding from time to time. The notes will also be effectively junior to any secured debt of Cardinal Health to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to the liabilities of Cardinal Health’s subsidiaries, including trade payables.

Investing in the notes involves risk. See “Risk Factors” beginning on page S-13, as well as the risks set forth in our other filings with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per 2030 note	2030 notes Total	Per 2035 note	2035 notes Total
Price to Public(1)	99.908%	$599,448,000	99.702%	$398,808,000
Underwriting Discount	0.600%	$3,600,000	0.650%	$2,600,000
Proceeds to Us Before Expenses(1)	99.308%	$595,848,000	99.052%	$396,208,000

(1)	Plus accrued interest, if any, from and including August 27, 2025.

Currently, there are no public markets for the notes. We do not intend to apply for the listing of either series of notes on a securities exchange or for the inclusion of either series of notes on an automated dealer quotation system.

We expect that delivery of the notes will be made to investors in book-entry form only through The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV and Clearstream Banking, S.A., on or about August 27, 2025.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BofA Securities	Wells Fargo Securities

Barclays	J.P. Morgan	MUFG

Deutsche Bank Securities	HSBC	PNC Capital Markets LLC	Scotiabank

Co-Managers

Huntington Capital Markets	Standard Chartered Bank	Truist Securities	US Bancorp

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “we,” “us,” “our” or the “Company” mean Cardinal Health, Inc., an Ohio corporation, and its consolidated subsidiaries, and references to “Cardinal Health” refer to Cardinal Health, Inc., excluding its consolidated subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering and other matters relating to us. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. If information contained or incorporated by reference in the prospectus supplement differs from information in the accompanying prospectus, you should rely on the information contained or incorporated by reference in this prospectus supplement. Before investing in the notes, you should read carefully both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information and Incorporation of Certain Documents by Reference” below.

We do not, and the underwriters and their affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. You should not assume that the information contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of the document in which the incorporated information appears, unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. We are not making an offer of the notes in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus supplement and the accompanying prospectus by referring you to publicly filed documents that contain the omitted information. Our SEC filings are available on the SEC’s website at http://www.sec.gov. Such filings may also be available on our website at http:// www.ir.cardinalhealth.com. All references to our website in this prospectus supplement and the accompanying prospectus are inactive textual references only and the information contained on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Cardinal Health, Inc., 7000 Cardinal Place, Dublin, Ohio 43017, (614) 757-5035 Attention: Investor Relations. Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus supplement or the accompanying prospectus.

We have filed with the SEC an “automatic shelf” registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) covering the securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC’s website. Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC after the date of this prospectus supplement under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we complete our offering of the securities offered by this prospectus supplement and the accompanying prospectus. We are not incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC (including the Current Reports on Form 8-K listed below), unless otherwise specified.

SEC Filings	Period/Date
Annual Report on Form 10-K	Fiscal Year ended June 30, 2025, filed with the SEC on August 12, 2025.

Portions of the Company’s Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Shareholders	Incorporated by reference into the Company’s Annual Report on Form 10-K for the Fiscal Year ended June 30, 2024, filed with the SEC on September 16, 2024 (with respect to the “Letter to Cardinal Health Shareholders,” “Notice of Annual Meeting of Shareholders,” “Proxy Summary,” “Corporate Governance,” “Executive Compensation,” “Audit Committee Maters,” “Share Ownership Information,” and “Other Matters” only).

Any statement contained or incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein, or in any subsequently filed document which also is incorporated by reference herein or therein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “2025 Form 10-K”), our Annual Report to Shareholders, any of our Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K (together with any exhibits to such reports as well as any amendments to such reports), our news releases, or any other written or oral statements made by or on behalf of us, may include, directly or by incorporation by reference, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act intended to be covered by the safe harbor provided for under these sections that reflect our current view (as of the date such forward-looking statement is first made) about future events, prospects, projections or financial performance. The matters discussed in these forward-looking statements are subject to certain risks and uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in or by such statements. These risks and uncertainties include, but are not limited to:

•	competitive pressures in the markets in which we operate, including pricing pressures;

•	uncertainties relating to the pricing of and demand for generic pharmaceuticals;

•

significantly increased costs for commodities and other materials used in the Global Medical Products and Distribution segment manufacturing, including various components, compounds, raw materials or energy such as oil-based resins, pulp, cotton, latex and other commodities and the possibility that we may not successfully offset or mitigate these increases;

•	uncertainties relating to the timing, frequency and profitability of generic pharmaceutical launches or other components of our pharmaceutical generics program;

•	changes in the timing or frequency of the introduction of branded pharmaceuticals;

•	material reductions in purchases, pricing changes, non-renewal, early termination, or delinquencies or defaults under contracts with key customers;

•

risks associated with the nonrenewal of a large Pharmaceutical and Specialty Solutions segment customer at the end of fiscal year 2025, including the adverse impact of unwinding the negative net working capital associated with this customer and the risk that we may not be successful in mitigating the negative impact to segment profit;

•

costs or claims resulting from quality issues, or other potential or alleged errors or defects in our manufacturing or sourcing of medical devices or other products or in our compounding, repackaging, information systems or pharmacy management services that may injure persons or damage property or operations, including costs from recalls, remediation efforts, and related product liability claims and lawsuits, including class action lawsuits;

•

any compromise of our information systems or of those of a third-party service provider, including unauthorized access to or use or disclosure of company or customer information, disruption of access and ancillary risks associated with our ability to effectively manage any issues arising from any such compromise or disruption;

•

continuing risks associated with the resolution and defense of the lawsuits and investigations in which we have been or will be named relating to the distribution of prescription opioid pain medication, including the investigations by the U.S. Department of Justice which concerns our anti-diversion program, our anti-diversion policies and procedures and our distribution of certain controlled substances;

•

risks associated with the national opioid settlement agreement, including the risk that the maintenance of the required changes to distributors’ controlled substance anti-diversion programs may result in unforeseen costs or operational challenges and the risk that if we fail to or are alleged to have failed to comply with the terms of the settlement agreement, we could incur monetary or other penalties or result in additional lawsuits being filed against us;

•	uncertainties related to Cardinal Health Brand products, including our ability to manage cost and infrastructure, retain margin, increase volume and improve performance;

•

risks arising from acquisitions, including possible liabilities relating to the operations or activities of such businesses prior to their acquisition, and uncertainties relating to our ability to achieve the anticipated results from acquisitions;

•

risks associated with the tax benefit from our self-insurance loss claims, including, certain state courts’ interpretation of laws and insurance policies in ways that may impact our self-insurance loss, which could negatively impact our financial position;

•

disruption, damage or lack of access to, or failure of, our or our third-party service providers’ information systems, our critical facilities, including our national logistics center, or our distribution networks;

•

risks associated with our Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services, including the risk that failure to comply with the requirements set forth therein could result in monetary or other penalties;

•	our high sales concentration with certain key customers, including CVS Health Corporation;

•	our ability to maintain the benefits of our generic pharmaceutical sourcing venture with CVS Health Corporation;

•

actions of regulatory bodies and other governmental authorities, including the U.S. Drug Enforcement Administration, certain agencies within the U.S. Department of Health and Human Services (including the U.S. Food and Drug Administration, Centers for Medicare and Medicaid Services, the Office of Inspector General and the Office for Civil Rights), the U.S. Nuclear Regulatory Commission, the U.S. Federal Trade Commission, the U.S. Customs and Border Protection, various state boards of pharmacy, state controlled substance authorities, state health departments, state insurance departments, state Medicaid departments or comparable regulatory bodies or governmental authorities or foreign equivalents that, in each case, could delay, limit or suspend product development, manufacturing, distribution, importation or sales or result in warning letters, recalls, seizures, injunctions or monetary sanctions;

•	shortages in commodities, components, compounds, raw materials or energy used by our businesses, including supply disruptions of radioisotopes;

•	the loss of, or default by, one or more key suppliers for which alternative suppliers may not be readily available;

•

uncertainties with respect to certain business process initiatives, including IT infrastructure activities and outsourcing relationships, including the ability to achieve the expected benefits from such initiatives, the risk that we could incur unexpected charges, and the risk that we may fail to retain key personnel;

•

difficulties or delays in the development, production, manufacturing, sourcing and marketing of new or existing products and services, including difficulties or delays associated with obtaining or maintaining requisite regulatory consents, whether our own or third parties’, or approvals associated with those activities;

•

manufacturing disruptions, whether due to regulatory action, including regulatory action to reduce ethylene oxide (“EtO”), production quality deviations, safety issues or raw material shortages or defects, or because a key product is manufactured at a single manufacturing facility with limited alternate facilities;

•

risks associated with industry reliance on EtO to sterilize certain medical products that we manufacture or distribute, including the possibility that regulatory actions to reduce EtO emissions could become

•	more widespread, which may result in increased costs or supply shortages; and risks that the lawsuits against us alleging personal injury resulting from EtO exposure could become more widespread;

•	the possibility that we could be subject to adverse changes in the tax laws or challenges to our tax positions, including the possibility that the corporate tax rate in the U.S. could be increased;

•	risks arising from possible violations of healthcare fraud and abuse laws;

•

risks arising from possible violations of the U.S. Foreign Corrupt Practices Act and other similar anti-corruption laws in other jurisdictions and U.S. and foreign export control, trade embargo and customs laws;

•

risks arising from our collecting, handling and maintaining patient-identifiable health information and other sensitive personal and financial information, which are subject to federal, state and foreign laws that regulate the use and disclosure of such information;

•

risks arising from certain of our businesses being Medicare-certified suppliers or participating in other federal and state healthcare programs, such as state Medicaid programs and the federal 340B drug pricing program, which businesses are subject to accreditation and quality standards and other rules and regulations, including applicable reporting, billing, payment and record-keeping requirements;

•	risks arising from pharmaceutical manufacturers’ restriction of sales under the 340B drug pricing program to contract pharmacies, which may adversely impact our customers;

•

risks arising from certain of our businesses manufacturing pharmaceutical and medical products or repackaging pharmaceuticals that are purchased or reimbursed through, or are otherwise governed by, federal or state healthcare programs, which businesses are subject to federal and state laws that establish eligibility for reimbursement by such programs and other applicable standards and regulations;

•

changes in laws or changes in the interpretation or application of laws or regulations, as well as possible failures to comply with applicable laws or regulations, including as a result of possible misinterpretations or misapplications;

•	unfavorable changes to the terms or with our ability to meet contractual obligations of key customer or supplier relationships, or changes in customer mix;

•

risks arising from changes in U.S. or foreign tax laws and unfavorable challenges to our tax positions and payments to settle these challenges, which may adversely affect our effective tax rate or tax payments;

•

uncertainties due to possible government healthcare reform, including proposals related to Medicare drug rebate arrangements, possible repeal or replacement of major parts of the Patient Protection and Affordable Care Act, proposals related to prescription drug pricing transparency and the possible adoption of Medicare-For-All;

•	reductions or limitations on governmental funding at the state or federal level or efforts by healthcare insurance companies to limit payments for products and services;

•	changes in manufacturers’ pricing, selling, inventory, distribution or supply policies or practices;

•	changes in legislation or regulations governing prescription drug pricing, healthcare services or mandated benefits;

•

uncertainties arising as a result of the Supreme Court decision on Dobbs vs. Jackson, including uncertainties associated with states’ proposed and adopted laws which may impact our ability to distribute or store certain pharmaceutical products and the risk that we could incur unforeseen costs to comply with these new laws in various jurisdictions;

•	changes in hospital buying groups or hospital buying practices;

•	changes in distribution or sourcing models for pharmaceutical and medical and surgical products, including an increase in direct and limited distribution;

•	changes to the prescription drug reimbursement formula and related reporting requirements for generic pharmaceuticals under Medicaid;

•

continuing consolidation in the healthcare industry, which could give the resulting enterprises greater bargaining power and may increase pressure on prices for our products and services or result in the loss of customers;

•

risks to our business and information and controls systems in the event that business process improvements, infrastructure modernization or initiatives to use third-party service providers for key systems and processes are not effectively implemented;

•

the risk that we may not effectively implement and maintain data governance structures across businesses to allow us to access and interpret our data, which could put us at a competitive disadvantage relative to our peers;

•

the results, costs, effects or timing of any commercial disputes, government contract compliance matters, patent infringement claims, qui tam actions, government investigations, shareholder lawsuits or other legal proceedings;

•	the possibility that our business performance or internal control over financial reporting may be adversely impacted if we are not successful at attracting, retaining and developing talent;

•

losses relating to product liability lawsuits and claims regarding products for which we cannot obtain product liability insurance or for which such insurance may not be adequate to cover our losses, including the product liability lawsuits we are currently defending relating to alleged personal injuries associated with the use of Cordis inferior vena cava filter products;

•

risks associated with the importation of products or source materials used in products that we manufacture or distribute, including risks associated with our country-of-origin determinations and the possibility that we could experience additional supply disruptions as a result of the Uyghur Forced Labor Prevention Act or other similar regulations;

•	our ability to maintain adequate intellectual property protections;

•

our ability to manage and complete divestitures or other strategic business combination transactions, including our ability to find buyers or other strategic exit opportunities and risks associated with the possibility that we could experience greater dis-synergies than anticipated or otherwise fail to achieve our strategic objectives;

•	bankruptcy, insolvency or other credit failure of a customer or supplier that owes us a substantial amount;

•

risks associated with global operations, including the effect of local economic environments, inflation, recession, currency volatility and global competition, in addition to risks associated with compliance with U.S. and international laws relating to global operations;

•

uncertainties with respect to U.S. or international trade policies, tariffs, excise or border taxes and their impact on our ability to source products or materials that we need to conduct our business;

•

risks associated with our use of and reliance on the global capital and credit markets, including our ability to access credit and our cost of credit, which may adversely affect our ability to efficiently fund our operations or undertake certain expenditures;

•	our ability to introduce and market new products and our ability to keep pace with advances in technology;

•	our ability to enter new lines of business and execute our strategy;

•	significant charges to earnings if goodwill or intangible assets become impaired;

•	uncertainties relating to general political, business, industry, regulatory and market conditions;

•	failing to complete the Acquisition or successfully integrate Solaris to achieve the expected benefits of Acquisition; and

•	other factors described in the “Risk Factors” section of the 2025 Form 10-K.

As and when made, we believe that our forward-looking statements are reasonable. However, as a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions generally identify “forward-looking statements,” which speak only as of the date the statements were made, and also include statements reflecting future results or guidance, statements of outlook and expense accruals. We undertake no obligation to update or revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made, except to the extent required by applicable law.

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement. See “Where You Can Find More Information and Incorporation of Certain Documents by Reference” in this prospectus supplement.

The Company

Cardinal Health, Inc., an Ohio corporation formed in 1979, is a global healthcare services and products company providing customized solutions for hospitals, healthcare systems, pharmacies, ambulatory surgery centers, clinical laboratories, physician offices and patients in the home. We provide pharmaceuticals and medical products and cost-effective solutions that enhance the healthcare system and supply chain efficiency. We connect patients, providers, payers, pharmacists and manufacturers for integrated care coordination.

The mailing address of our executive offices is 7000 Cardinal Place, Dublin, Ohio 43017, and our telephone number is (614) 757-5000.

For additional information concerning our business and affairs and descriptions of certain laws and regulations to which we may be subject, please refer to the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Recent Developments

Solaris Acquisition

On August 12, 2025, we announced that we, through GI Alliance (“GIA”), our majority owned subsidiary, entered into a definitive agreement to acquire Solaris for a purchase price of approximately $1.9 billion in cash, subject to certain adjustments. In connection with the closing of the Acquisition, we will issue common units in GIA to certain Solaris physicians and management which are estimated to have a grant date fair value of approximately $500 million, a portion of which will be recognized as post-combination expense. Following the closing of the Acquisition, we will own approximately 75% of GIA, which we have rebranded to be The Specialty Alliance. The Acquisition is expected to close by the end of calendar year 2025, subject to customary closing conditions, including receipt of required physician and regulatory approvals.

Solaris is a leading national urology management services organization (“MSO”). Solaris’s MSO platform includes over 750 physicians across more than 250 practice locations in 14 states, with extensive reach into the local communities they serve. Solaris is committed to enhancing access to specialty healthcare and continually improving patient outcomes.

We plan to use the net proceeds from the sale of the notes to fund a portion of the consideration payable in connection with the Acquisition and the fees and expenses in connection therewith. We intend to fund the balance of the consideration payable in connection with the Acquisition with cash on hand. The sale of the notes is not conditioned upon the consummation of the Acquisition, which, if completed, will occur subsequent to the closing of the sale of the notes. See “Use of Proceeds.”

If (i) the Acquisition is not consummated on or before the Special Mandatory Redemption End Date or (ii) we notify the trustee under the indenture that we will not pursue the consummation of the Acquisition, then we will be required to redeem the notes in whole, at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.” The proceeds from this offering of the notes will not be deposited into an escrow account pending completion of the Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the notes.

There can be no assurance that we will be able to consummate the Acquisition and the related transactions on a timely basis, on the terms described herein, or at all. See “Risk Factors.”

The Offering

The following summary is provided solely for your convenience. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement. For a more detailed description of the notes, see “Description of the Notes.”

Issuer	Cardinal Health, Inc.

Notes Offered	$1,000,000,000 aggregate principal amount of notes consisting of:

$600,000,000 aggregate principal amount of 4.500% notes due 2030; and

$400,000,000 aggregate principal amount of 5.150% notes due 2035.

Interest	4.500% per year for the 2030 notes; and

5.150% per year for the 2035 notes.

Maturity	September 15, 2030 for the 2030 notes; and

September 15, 2035 for the 2035 notes;

Interest Payment Dates	March 15 and September 15 of each year, commencing March 15, 2026.

Record Dates	March 1 and September 1 .

Optional Redemption	We may, at our option, redeem the notes of either series in whole at any time, or in part from time to time, as described under “Description of the Notes—Optional Redemption.”

Special Mandatory Redemption	If (i) the Acquisition is not consummated on or before the Special Mandatory Redemption End Date or (ii) we notify the trustee under the indenture that we will not pursue the consummation of the Acquisition, then we will be required to redeem the notes in whole, at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.”

The proceeds from this offering of the notes will not be deposited into an escrow account pending completion of the Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the notes.

Change of Control Repurchase Event	Upon the occurrence of a change of control repurchase event, we will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of the Notes—Repurchase at the Option of Holders Upon a Change of Control.”

Priority	The notes will be senior unsecured debt obligations of Cardinal Health. The notes will rank equally in right of payment with all of

Cardinal Health’s existing and future senior debt; and senior to all of Cardinal Health’s existing and future subordinated debt. As of June 30, 2025, Cardinal Health had outstanding approximately $8.5 billion of indebtedness and guarantees of subsidiary indebtedness for borrowed money with which the notes would rank equally in right of payment.

The notes will be structurally subordinated to the liabilities of Cardinal Health’s subsidiaries, including trade payables. As of June 30, 2025, Cardinal Health’s subsidiaries had approximately $124.0 million of indebtedness for borrowed money (which is guaranteed by Cardinal Health) and Cardinal Health’s subsidiaries had an aggregate of approximately $34.7 billion of trade payables, to which the notes would be structurally subordinated.

The notes will be effectively junior to any secured debt of Cardinal Health to the extent of the value of the assets securing such indebtedness. Cardinal Health currently has no secured debt.

Form of Notes	The notes of both series will initially be represented by one or more global notes, registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The notes of both series will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds	We estimate that the net proceeds from the sale of the notes, after deducting the underwriting discount and estimated offering expenses, will be approximately $989 million. We intend to use the net proceeds from the sale of the notes offered hereby to fund a portion of the consideration payable in connection with the Acquisition and the fees and expenses in connection therewith. Pending application of the proceeds to fund the consideration payable in connection with the Acquisition, we may temporarily use such funds for general corporate purposes. The sale of the notes is not conditioned upon the consummation of the Acquisition, which, if completed, will occur subsequent to the closing of the sale of the notes. See “Use of Proceeds.”

Further Issuances	We may from time to time, without the notice to or consent of the holders of the notes, create and issue additional notes of either series offered by this prospectus supplement which will rank equally and ratably in all respects with the notes of the applicable series so offered, have the same terms and conditions (other than the issue date, the price to public, and if applicable, the first interest payment date) as such series, so that such additional notes will be consolidated and form a single series with the 2030 notes or the 2035 notes, as applicable. See “Description of the Notes.”

Risk Factors	See “Risk Factors” beginning on page S-13, as well as the risks set forth in our other filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in the notes.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The notes will be, and the indenture pursuant to which we will issue the notes is, governed by the laws of the State of New York.

RISK FACTORS

Investing in our notes involves various risks. There are a number of factors, including those described below and in our 2025 Form 10-K, which is incorporated by reference in this prospectus supplement, as they may be amended, updated or modified periodically in our reports filed with the SEC, that could materially and adversely affect our results of operations, financial condition, liquidity and cash flows. You should carefully consider the risks and uncertainties described below and the other information in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference before deciding whether to purchase Cardinal Health’s notes. These risks are not the only risks that we face. Our business operations could also be affected by additional factors that are not presently known to us or that we currently consider to be immaterial to our operations.

Risks Related to the Offering

The notes will be structurally subordinated to all existing and future liabilities of Cardinal Health’s subsidiaries.

Cardinal Health conducts nearly all of its operations through subsidiaries and it expects that it will continue to do so. Cardinal Health’s subsidiaries are separate and distinct legal entities. None of Cardinal Health’s subsidiaries will have an obligation to pay any amounts due on the notes, subject to existing or future contractual obligations between Cardinal Health and its subsidiaries, to provide Cardinal Health with funds for its payment obligations, whether by dividends, distributions, loans or other payments. As a result, the right of Cardinal Health to participate as a shareholder in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise and the ability of holders of the notes to benefit as creditors of Cardinal Health from any such distribution are subject to the prior claims of creditors of the subsidiary, except to the extent that Cardinal Health is a creditor of the subsidiary and its claims are recognized. In addition, any payment of dividends, distributions, loans or advances by Cardinal Health’s subsidiaries to Cardinal Health could be subject to statutory or contractual restrictions and taxes on distributions. Payments to Cardinal Health by its subsidiaries will also be contingent upon its subsidiaries’ earnings and business considerations.

As of June 30, 2025, Cardinal Health had outstanding approximately $8.5 billion of indebtedness and guarantees of subsidiary indebtedness for borrowed money with which the notes would rank equally. As of such date, Cardinal Health’s subsidiaries had outstanding approximately $124.0 million of indebtedness for borrowed money (which is guaranteed by Cardinal Health) and Cardinal Health’s subsidiaries had an aggregate of approximately $34.7 billion of trade payables to which the notes would be structurally subordinated.

In addition, the notes are not secured by any of Cardinal Health’s assets or those of its subsidiaries. As a result, the notes are effectively subordinated to any secured debt Cardinal Health or its subsidiaries may incur. Cardinal Health currently has no secured debt. To the extent Cardinal Health were to incur any secured debt, the notes would be effectively junior to such secured debt of Cardinal Health to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of Cardinal Health’s secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. In such an event, Cardinal Health may not have sufficient assets remaining to pay amounts due on any or all of the notes.

We and our subsidiaries may not be able to generate sufficient cash to service all of our and their indebtedness, including the notes.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and the operating performance of our subsidiaries, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that our subsidiaries will maintain a level of cash flows from operating activities sufficient to permit us and them to pay the principal, premium, if any, and interest on our indebtedness, including the notes. If our and our subsidiaries’ cash flows and capital resources are insufficient to fund our debt service obligations and those of our subsidiaries, we or they may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes.

The notes do not restrict our ability to incur additional unsecured debt.

The indenture governing the notes does not restrict the amount of unsecured debt that we or our subsidiaries may incur. If we or our subsidiaries incur additional debt, it may be more difficult for us to satisfy our obligations with respect to the notes. Furthermore, the incurrence of additional debt may cause a loss in the trading value of the notes and the credit rating of the notes may be lowered or withdrawn.

An actual or anticipated downgrade in our credit ratings could adversely affect the trading value or liquidity of the notes, increase our borrowing costs and limit our ability to obtain future financing.

We are subject to periodic review by independent credit rating agencies. Our credit ratings are an assessment by these rating agencies of our ability to pay our debts when due. As such, an increase in the level of our outstanding indebtedness, or the occurrence of other events that could have an adverse impact on our financial condition or results of operations, may cause the rating agencies to downgrade, place on negative watch or change their outlook on our credit ratings generally or the ratings on the notes, which could adversely impact the trading value or liquidity of the notes. Any such downgrade, placement on negative watch or change in outlook could also adversely affect our cost of borrowing, including under our revolving credit facility, limit our access to the capital markets or result in more restrictive covenants in future debt agreements. The ratings on the notes reflect only the views of the rating agencies at the time the ratings are assigned and may not reflect the potential impact of all risks that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.

Active trading markets for the notes may not develop.

The notes are new issues of securities with no established trading market. We do not intend to apply for listing of either series of notes on any securities exchange or for inclusion of either series of notes on any automated dealer quotation system. Active or liquid trading markets for the notes may not develop. If no active trading markets develop, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition and the markets for similar securities. The condition of the financial markets and prevailing market rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the notes. We have been informed by the underwriters that they currently intend to make a market in the notes of each series after this offering is completed. However, the underwriters may cease their market-making at any time at their discretion without notice. If the underwriters cease to act as market makers for the notes, we cannot assure you another firm or person will make markets in the notes.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of a change of control repurchase event, we will be required to offer to repurchase all outstanding notes at 101% of the aggregate principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control (as defined herein) to make the required repurchase of notes or that restrictions in our then-existing debt instruments will not allow such repurchases. See “Description of the Notes—Repurchase at the Option of Holders Upon a Change of Control.”

If the Acquisition is not completed on or before the Special Mandatory Redemption End Date or we notify the trustee under the indenture that we will not pursue the consummation of the Acquisition, we will be required to redeem the notes. If this occurs, you may realize a lower return on your investment than if the notes had been held through maturity.

If (i) the Acquisition is not consummated on or before the Special Mandatory Redemption End Date or (ii) we notify the trustee under the indenture that we will not pursue the consummation of the Acquisition, then we will be required to redeem the notes, in whole, at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.”

The proceeds from this offering of the notes will not be deposited into an escrow account pending completion of the Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the notes. If we are required to redeem the notes, the ability to pay the redemption price may be limited by our financial resources at the time. In addition, whether or not a Special Mandatory Redemption of the notes is ultimately triggered, the existence of these redemption provisions may adversely affect the trading prices of the notes until such time, if any, as the Acquisition is consummated.

If we redeem the notes pursuant to the special mandatory redemption provisions, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

We will not be required to redeem the notes pursuant to the Special Mandatory Redemption as long as the Acquisition closes on or before the Special Mandatory Redemption End Date, even if between the closing of this offering and the closing of the Acquisition we experience any changes (including any material changes) in our business or financial condition.

Risks Related to the Acquisition

Our pending acquisition of Solaris subjects us to various risks and uncertainties.

If we are successful in completing the Acquisition, we will be subject to additional risks, including the following: we may fail to realize the synergies and other benefits we expect from the Acquisition; the use of the proceeds from the sale of the notes offered hereby may have an adverse effect on our liquidity, limit our flexibility in responding to other business opportunities, and increase our vulnerability to adverse economic and industry conditions; we may fail to retain key personnel of the acquired businesses; future developments may impair the value of our purchased goodwill or intangible assets; we may face difficulties establishing, appropriately integrating or combining operations and systems; we may encounter unforeseen internal control, regulatory, or compliance issues, including with respect to physician office management; and we may face other additional risks relating to regulatory matters, legal proceedings (including medical malpractice suits), and tax laws or positions.

The Acquisition Agreement and related documents may be amended or modified without your consent.

Between the time of the issuance of the notes and the consummation of the Acquisition, the parties to the Acquisition Agreement (as defined under “—Special Mandatory Redemption”) or other related transaction documents may agree to modify or waive the terms or conditions of such documents without the consent of the holders. The terms of the notes will not preclude the parties to the Acquisition Agreement from making certain changes to the terms of the Acquisition or from waiving certain conditions to the Acquisition, which may adversely affect your investment in the notes.

CAPITALIZATION

The following table sets forth our short-term obligations and capitalization at June 30, 2025 (1) on an actual basis and (2) as adjusted to reflect the issuance and sale of the notes offered hereby, but not the expected use of proceeds. You should read this table together with our financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information and Incorporation of Certain Documents by Reference” in this prospectus supplement.

	As of June 30, 2025
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents(1)(2)	$3,874		$4,863

Short-term borrowings, excluding current portion of long-term obligations	$—	$
Long-term obligations, including current portion(3):
4.500% Notes due 2030 offered hereby	—		594
5.150% Notes due 2035 offered hereby	—		395
3.750% Notes due 2025	501		501
4.700% Notes due 2026	498		498
3.410% Notes due 2027	1,206		1,206
5.125% Notes due 2029	645		645
5.000% Notes due 2029	745		745
5.450% Notes due 2034	501		501
5.350% Notes due 2034	989		989
4.600% Notes due 2043	323		323
4.500% Notes due 2044	338		338
4.900% Notes due 2045	438		438
4.368% Notes due 2047	566		566
5.750% Notes due 2054	641		641
7.00% Debentures due 2026	124		124
Floating Rate Term Loan due 2028	799		799
Other long-term obligations, including finance leases	213		213

Total long-term obligations, including current portion	$8,527		$9,516
Shareholders’ deficit:
Preferred shares, without par value:
Authorized—500 thousand shares, Issued—none	$—		$—
Common shares, without par value:
Authorized—755 million shares, Issued—271 million shares at June 30, 2025	2,956		2,956
Retained earnings	783		783
Common shares in treasury, at cost—32 million shares at June 30, 2025	(6,365)		(6,365)
Accumulated other comprehensive loss	(155)		(155)

Total Cardinal Health, Inc. shareholders’ deficit	$(2,781)		$(2,781)

Total capitalization	$5,746		$6,735

(1)	The As Adjusted Cash and Cash Equivalents includes approximately $989 million, being the estimated net proceeds of the offering.

(2)	We expect to use amounts included in cash and cash equivalents to fund the remaining portion of the consideration payable in connection with the Acquisition.

(3)	Reflects the aggregate principal amount issued, net of underwriting fees, discounts and estimated expenses

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $989 million, after deducting our estimated offering expenses and the underwriting discounts. We plan to use the net proceeds from the sale of the notes to fund a portion of the consideration payable in connection with the Acquisition and the fees and expenses in connection therewith. Pending application of the proceeds to fund the consideration payable in connection with the Acquisition, we may temporarily use such funds for general corporate purposes. The sale of the notes is not conditioned upon the consummation of the Acquisition, which, if completed, will occur subsequent to the closing of the sale of the notes.

If (i) the Acquisition is not consummated on or before the Special Mandatory Redemption End Date or (ii) we notify the trustee under the indenture that we will not pursue the consummation of the Acquisition, then we will be required to redeem the notes in whole, at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.” The proceeds from this offering of the notes will not be deposited into an escrow account pending completion of the Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the notes.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes offered hereby (referred to in the accompanying prospectus as the “debt securities”) supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the heading “Description of Debt Securities” to which description reference is hereby made. The following summaries of certain provisions of the indenture (as defined herein) do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, including the definitions in the indenture of certain terms and other terms made part of the indenture. As used in this description, unless otherwise expressly stated or the context otherwise requires, all references to “Cardinal Health,” “we,” “us,” or “our” mean Cardinal Health, Inc. excluding its subsidiaries.

General

The 2030 notes and the 2035 notes (which we refer to herein, collectively, as the “notes”) will be issued as separate series of senior unsecured debt securities under a base indenture, dated as of June 2, 2008 (the “base indenture”), between Cardinal Health and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), as supplemented by a third supplemental indenture, dated as of August 27, 2025 (together with the base indenture, the “indenture”), between Cardinal Health and the trustee. The indenture provides that the debt securities may be issued from time to time in one or more series with different terms. The indenture does not limit the aggregate amount of debt securities that may be issued or any other debt that may be incurred by Cardinal Health. A default in our obligations with respect to any other Indebtedness will not constitute a default or an event of default with respect to the debt securities. The indenture does not contain any covenants or provisions that afford holders of debt securities protection in the event of a highly leveraged transaction. Reference is made to the accompanying prospectus for a description of other terms of the debt securities. The indenture and the notes are governed by New York law.

Cardinal Health may from time to time issue other series of debt securities under the indenture consisting of notes or other unsecured evidences of Indebtedness, but, unless otherwise indicated, such other series will be separate from and independent of the notes.

The notes will not be entitled to the benefit of any sinking fund.

The notes of each series will initially be represented by one or more global notes (each, a “global note”), in registered form, without coupons, in denominations of $2,000 or an integral multiple of $1,000 in excess thereof as described under “—Book-Entry System.”

There are no public trading markets for the notes, and we do not intend to apply for listing of either series of the notes on a securities exchange or for inclusion of either series of the notes on an automated quotation system.

Aggregate Principal Amount

The 2030 notes will be limited initially to $600,000,000 aggregate principal amount and the 2035 notes will be limited initially to $400,000,000 aggregate principal amount.

Cardinal Health may, at any time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same priority and the same interest rate, maturity and other terms as the notes of each series (other than the date of issuance, price to public, and, under certain circumstances, the first interest payment date following the issue date of such additional notes). Any such additional notes, together with the notes of the applicable series offered by this prospectus supplement, will each form a single series of the notes under the indenture. If the additional notes are not fungible for U.S. federal income tax purposes with the notes offered hereby, the additional notes will have a separate CUSIP number.

Maturity

The 2030 notes will mature on September 15, 2030 and the 2035 notes will mature on September 15, 2035.

Interest

Interest on the notes will accrue from August 27, 2025 and will be payable semi-annually on March 15 and September 15, commencing March 15, 2026 to the persons in whose names the notes are registered at the close of business on March 1 or September 1 (whether or not a business day) immediately proceeding the relevant interest payment date at the annual rate for each series set forth on the cover page of this prospectus supplement.

Interest payable on any interest payment date or the maturity date will be the amount of interest accrued from, and including, the next preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the issue date, if no interest has been paid or duly provided for with respect to the notes) to, but not including, such interest payment date or maturity date, as the case may be. If an interest payment date or the maturity date falls on a day that is not a business day, the related payment of principal or interest will be made on the next succeeding business day as if made on the date the payment was due. No interest will accrue on such payment for the period from and after such interest payment date or the maturity date, as the case may be, to the date of such payment on the next succeeding business day. The term “business day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or the city where the corporate trust business of the trustee with respect to the indenture is principally administered at any particular time are required or authorized to close or be closed.

Priority of Notes

The notes will be senior unsecured debt obligations of Cardinal Health and will rank equally in right of payment with all of Cardinal Health’s existing and future senior indebtedness. The notes will be senior to all of Cardinal Health’s existing and future subordinated indebtedness. As of June 30, 2025, Cardinal Health had outstanding approximately $8.5 billion of indebtedness and guarantees of subsidiary indebtedness for borrowed money with which the notes would rank equally in right of payment.

Cardinal Health conducts nearly all of its operations through Subsidiaries and it expects that it will continue to do so. As a result, the right of Cardinal Health to participate as a shareholder in any distribution of assets of any Subsidiary upon its liquidation or reorganization or otherwise and the ability of holders of the notes to benefit as creditors of Cardinal Health from any distribution are subject to the prior claims of creditors of the Subsidiary.

As of June 30, 2025, Cardinal Health’s Subsidiaries had outstanding approximately $124 million of indebtedness for borrowed money (which is guaranteed by Cardinal Health) and Cardinal Health’s Subsidiaries had an aggregate of approximately $34.7 billion of trade payables to which the notes would be structurally subordinated.

Cardinal Health currently has no secured debt. To the extent Cardinal Health were to incur any secured debt, the notes would be effectively junior to such secured debt of Cardinal Health to the extent of the value of the assets securing such debt.

Optional Redemption

Prior to August 15, 2030 (one month prior to the maturity date for the 2030 notes) (the “2030 Par Call Date”), Cardinal Health may redeem the 2030 notes at its option, in whole or in part, at any time and from time to time; and prior to June 15, 2035 (three months prior to the maturity date for the 2035 notes) (the “2035 Par Call Date” and, together with the 2030 Par Call Date, the “Par Call Dates” and each, a “Par Call Date”), Cardinal Health may redeem the 2035 notes at its option, in whole or in part, at any time and from time to time, in each case, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed discounted to the redemption date (assuming the notes being redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i)15 basis points in the case of the 2030 notes and (ii)15 basis points in the case of the 2035 notes, less (b) interest accrued to, but excluding, the date of redemption, and

(2)	100% of the principal amount of the notes being redeemed on such redemption date,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the applicable Par Call Date, Cardinal Health may redeem the applicable series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such series of notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date for a series of notes, the yield determined by Cardinal Health in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Cardinal Health after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Cardinal Health shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, Cardinal Health shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, Cardinal Health shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Cardinal Health shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Cardinal Health’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on such interest payment date to the registered holders as of the close of business on the relevant record date immediately preceding such interest payment date.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Subject to any delay in the redemption date or rescission of the notice of redemption described below, once notice of redemption is mailed or delivered, the notes called for redemption will become due and payable on the applicable redemption date; provided that any notice of redemption may, at our discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption will describe each such condition and, if applicable, will state that, at our discretion, the redemption date may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions are satisfied (or waived by us in our sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied (or waived by us in our sole discretion) by the redemption date, or by the redemption date as so delayed. If any such redemption has been rescinded or delayed, we will provide written notice to the trustee prior to the close of business on the business day prior to the redemption date and, upon receipt, the trustee will provide such notice to each registered holder.

In the case of a partial redemption, selection of the notes for redemption will be made by lot or pursuant to applicable depositary procedures. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by The Depository Trust Company (“DTC”) (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless Cardinal Health defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption. In addition, we may at any time purchase the notes by tender, in the open market or by private agreement, subject to applicable laws.

Special Mandatory Redemption

If (i) the Acquisition is not consummated on or before the later of (x) August 12, 2026 (the “End Date”) and (y) the date that is five business days after any later date to which the End Date may be extended in the Acquisition Agreement (such later date, the “Special Mandatory Redemption End Date”) or (ii) we notify the trustee under the indenture that we will not pursue the consummation of the Acquisition (the earlier of the date of delivery of such notice described in this clause (ii) and the Special Mandatory Redemption End Date, a “Special Mandatory Redemption Trigger”), then we will be required to redeem the notes (the “Special Mandatory Redemption”), in whole, at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined herein) (subject to the right of holders of the notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the Special Mandatory Redemption Date) (the “Special Mandatory Redemption Price”). Unless we default in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the notes to be redeemed.

In the event that we become obligated to redeem the notes pursuant to the Special Mandatory Redemption, we will promptly, and in any event not more than five business days after the Special Mandatory Redemption Trigger, deliver notice to the trustee of the Special Mandatory Redemption and the date upon which the notes will be redeemed (the “Special Mandatory Redemption Date”), which date shall be no later than the tenth business day following the date of such notice unless some longer minimum period may be required by DTC (or any successor depositary), together with a notice of Special Mandatory Redemption for the trustee to deliver to each registered holder of notes. The trustee will then promptly mail or deliver electronically if such notes are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered holder of the notes to be redeemed at its registered address.

On or before the Special Mandatory Redemption Date, we will pay to a paying agent for payment to each holder of the notes the Special Mandatory Redemption Price.

Failure to make the Special Mandatory Redemption, if required in accordance with the terms described above, will constitute an event of default with respect to the notes.

The proceeds from this offering of the notes will not be deposited into an escrow account pending completion of the Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the notes.

Upon the consummation of the Acquisition, the foregoing provisions regarding Special Mandatory Redemption will cease to apply.

For purposes of the foregoing discussion, the following definitions apply:

“Acquisition” means the proposed acquisition of the outstanding equity interests of Solaris pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Agreement and Plan of Merger, dated August 12, 2025, by and among GIA, our majority-owned subsidiary, Lee Equity Partners and Solaris Health physician owners named therein, as may be amended or modified or any provision thereof waived.

“GIA” means The GI Alliance Holdings, LLC, a Delaware limited liability company.

Repurchase at the Option of Holders Upon a Change of Control

If a “change of control repurchase event” occurs, unless we have exercised our right to redeem the notes in full as described above under “—Optional Redemption” or we have redeemed the notes as described above under “—Special Mandatory Redemption,” we will make an offer to each holder of notes to repurchase all or any part (equal to $2,000 or in integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of purchase. Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the change of control, we will deliver a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered. The notice shall, if delivered prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control repurchase event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.

On the change of control repurchase event payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.

The paying agent will promptly deliver to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

The term “below investment grade rating event” means the notes are rated below investment grade (as defined herein) by each of the rating agencies (as defined herein) on any date from the date of the public notice of an arrangement that could result in a change of control until the end of the 60-day period following public notice of the occurrence of a change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the rating agencies).

The term “change of control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Cardinal Health or one of its Subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of Cardinal Health’s voting stock (as defined herein), measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (i) Cardinal Health becomes a wholly owned subsidiary of a holding company and (ii) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Cardinal Health’s voting stock immediately prior to that transaction.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Cardinal Health and its Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Cardinal Health and its Subsidiaries taken as a whole to another person or group may be uncertain.

The term “change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event.

The term “Fitch,” “Moody’s” and “S&P” mean Fitch Ratings, Moody’s Investors Service, Inc. and S&P Global Ratings, a division of S&P Global Inc., respectively, or any successors thereto.

The term “investment grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional rating agency (defined below) or rating agencies selected by us.

The term “rating agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by Cardinal Health as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

The term “voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Unless we default in the change of control payment, on and after the change of control payment date, interest will cease to accrue on the notes or portions of the notes tendered for repurchase pursuant to the change of control offer.

Certain Covenants

The following is a summary of the material covenants contained in the indenture, which have been amended from those described in the accompanying prospectus.

Limitations on Liens

So long as any of the notes remain outstanding, Cardinal Health will not, and it will not permit any Consolidated Subsidiary to, create or assume any Indebtedness for borrowed money that is secured by a mortgage, pledge, security interest or lien (the “liens”) of or upon any assets of Cardinal Health or any Consolidated Subsidiary, whether now owned or hereafter acquired, without equally and ratably securing the notes by a lien upon such assets. The foregoing restriction does not apply to:

(a)	liens existing on the date of first issuance of the notes;

(b)	liens on assets of any person existing at the time it becomes a Consolidated Subsidiary;

(c)

liens on assets existing at the time Cardinal Health or a Consolidated Subsidiary acquires them, or to secure the payment of the purchase price for them, or to secure Indebtedness incurred or guaranteed by Cardinal Health or a Consolidated Subsidiary for the purpose of financing the purchase price of assets, or, in the case of real property, construction or improvements thereon, which Indebtedness is incurred or guaranteed prior to, at the time of, or within 360 days after the acquisition (or in the case of real property, completion of construction or improvements or commencement of full operation of such asset, whichever is later), provided that the lien shall not apply to any assets theretofore owned by Cardinal Health or a Consolidated Subsidiary other than, in the case of any such construction or improvements, any real property on which the construction or improvement is located;

(d)	liens securing Indebtedness owing by any Consolidated Subsidiary to Cardinal Health or another wholly owned domestic Subsidiary;

(e)

liens on any assets of a person existing at the time such person is merged into or consolidated with Cardinal Health or a Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a person as an entirety or substantially as an entirety by Cardinal Health or a Subsidiary;

(f)

liens on any assets of Cardinal Health or a Consolidated Subsidiary in favor of the United States of America or any State or political subdivision thereof, or in favor of any other country, or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

(g)

Liens securing Rate Hedging Obligations in an aggregate amount at no time exceeding $100,000,000, which Liens (i) arise pursuant to Specified Rate Hedging Agreements and (ii) are required as a condition of such Specified Rate Hedging Agreement by Dodd-Frank (and not merely as a matter of contract or pricing);

(h)	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (g), inclusive;

(i)	certain statutory liens or other similar liens arising in the ordinary course of business or certain liens arising out of governmental contracts;

(j)	certain pledges, deposits or liens made or arising under workers’ compensation or similar legislation or in certain other circumstances;

(k)	liens created by or resulting from certain legal proceedings, including certain liens arising out of judgments or awards;

(l)

liens for certain taxes, assessments or governmental charges or levies; landlord’s liens; and other liens and charges incidental to the conduct of our business, or our ownership of our assets which were not incurred in connection with the borrowing of money and which do not, in Cardinal Health’s opinion, materially impair our use of such assets in our operations or the value of the assets for its purposes; or

(m)	liens on any assets of a Financing Subsidiary.

Notwithstanding the foregoing restrictions, Cardinal Health or any Consolidated Subsidiary may create or assume any Indebtedness which is secured by a lien without securing the notes, provided that at the time of such creation or assumption, and immediately after giving effect thereto, the Exempted Debt then outstanding at such time does not exceed 3.0% of Consolidated Total Assets.

Limitations on Subsidiary Indebtedness

Cardinal Health will not permit any Restricted Subsidiary directly or indirectly to incur any Indebtedness for borrowed money, except that the foregoing limitations will not apply to the incurrence of:

(a)	Indebtedness outstanding on the date of first issuance of the notes;

(b)

Indebtedness of a Restricted Subsidiary that represents its assumption of Indebtedness of another Subsidiary, and Indebtedness owed by any Restricted Subsidiary to Cardinal Health or to another Subsidiary; provided that such Indebtedness will be held at all times by either Cardinal Health or a Subsidiary; and provided further that upon the transfer or disposition of such Indebtedness to someone other than Cardinal Health or another Subsidiary, the incurrence of such Indebtedness will be deemed to be an incurrence that is not permitted by this clause (b);

(c)

Indebtedness arising from (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(d)

Indebtedness arising from guarantees of loans and advances by third parties to employees and officers of a Restricted Subsidiary in the ordinary course of business for bona fide business purposes; provided that the aggregate amount of such guarantees by all Restricted Subsidiaries does not exceed $100,000,000;

(e)	Indebtedness incurred by a foreign Restricted Subsidiary in the ordinary course of business;

(f)

Indebtedness of any person existing at the time such person becomes a Restricted Subsidiary or is merged into a Restricted Subsidiary or at the time of a purchase, lease or other acquisition by a Restricted Subsidiary of all or substantially all of the assets of such person;

(g)

Indebtedness of a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of Cardinal Health or any of its Subsidiaries incurred in connection with the disposition of any business, property or Subsidiary, excluding guarantees or similar credit support by a Restricted Subsidiary of indebtedness incurred by the acquirer of such business, property or Subsidiary for the purpose of financing such acquisition;

(h)	Indebtedness of a Restricted Subsidiary with respect to bonds, bankers’ acceptances or letters of credit provided by such Subsidiary in the ordinary course of business;

(i)

Indebtedness secured by a lien permitted by the provisions regarding limitations on liens or arising in respect of a sale and lease-back transaction permitted by the provisions regarding such transactions, or any Indebtedness incurred to finance the purchase price or cost of construction of improvements with respect to certain property or assets acquired after the date of the indenture;

(j)

Indebtedness that is issued, assumed or guaranteed in connection with compliance by a Restricted Subsidiary with the requirements of any program, applicable to such Restricted Subsidiary, adopted by any governmental authority that provides for financial or tax benefits which are not available directly to Cardinal Health;

(k)

Indebtedness arising from Rate Hedging Obligations incurred to limit risks of currency or interest rate fluctuations to which a Subsidiary is otherwise subject by virtue of the operations of its business, and not for speculative purposes;

(l)	Indebtedness outstanding under investment grade commercial paper programs;

(m)	Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(n)	Indebtedness incurred by any Financing Subsidiary; and

(o)	Indebtedness incurred in connection with refinancing of any Indebtedness described in clauses (a), (b), (f), (g), and (i) above (the “Refinancing Indebtedness”), provided that:

(i)	the principal amount of the Refinancing Indebtedness does not exceed the principal amount of the Indebtedness refinanced (plus the premiums paid and expenses incurred in connection therewith),

(ii)	the Refinancing Indebtedness has a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Indebtedness being refinanced, and

(iii)	the Refinancing Indebtedness ranks no more senior, and is at least as subordinated in right of payment, as the Indebtedness being refinanced.

Notwithstanding the foregoing restrictions, Restricted Subsidiaries may incur any Indebtedness for borrowed money that would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate principal amount of other Indebtedness (not including the Indebtedness permitted above), does not, at the time such Indebtedness is incurred, exceed 3.0% of Consolidated Total Assets.

Limitation on Sale and Lease-Back Transactions

Sale and lease-back transactions (except those transactions involving leases for less than three years) by Cardinal Health or any Consolidated Subsidiary of any assets are prohibited unless:

•

Cardinal Health or the Consolidated Subsidiary would be entitled to incur Indebtedness secured by a lien on the assets to be leased in an amount at least equal to the Attributable Debt with respect to such transaction without equally and ratably securing the notes; or

•

the proceeds of the sale of the assets to be leased are at least equal to their fair value as determined by Cardinal Health’s board of directors and the proceeds are applied to the purchase or acquisition (or, in the case of real property, the construction) of assets or to the retirement of Senior Funded Indebtedness.

The foregoing limitation will not apply if at the time Cardinal Health or any Consolidated Subsidiary enters into such sale and lease-back transaction, and immediately after giving effect thereto, Exempted Debt then outstanding at such time does not exceed 3.0% of Consolidated Total Assets.

Merger, Consolidation, Sale, Lease or Conveyance

Cardinal Health will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all its assets to any person, unless:

•	Cardinal Health will be the continuing corporation; or

•

(a) the successor person formed by such consolidation, or into which Cardinal Health is merged, or that acquires all or substantially all of Cardinal Health’s assets is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized under the laws of the United States or a State thereof or the District of Columbia; and (b) such successor person expressly assumes all of Cardinal Health’s obligations under the indenture and the debt securities; and (c) immediately after such merger, consolidation, sale, lease or conveyance, such successor person is not in default in the performance of the covenants and conditions of the indenture to be performed or observed by Cardinal Health.

Modification of the Indenture

The indenture contains certain provisions related to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture and affected by the modification. See “Description of Debt Securities—Modification of the Indenture” in the accompanying prospectus.

In addition to the circumstances under which Cardinal Health and the trustee will be able to modify the indenture or enter into supplemental indentures without the consent of the holders of the notes of either series that are described in the accompanying prospectus, Cardinal Health and the trustee will also able to modify the indenture or enter into supplemental indentures without the consent of the holders of the notes of either series to conform the text of the indenture, any guarantee or any applicable series of notes to any provision of the description thereof set forth in a prospectus supplement to the extent that such provision in a prospectus supplement was intended to be a verbatim recitation of a provision in the applicable indenture, any guarantee or any applicable series of notes.

Events of Default

The indenture contains certain events of default. See “Description of Debt Securities—Event of Default” in the accompanying prospectus.

Definitions

Set forth below are certain defined terms used in this prospectus supplement and the indenture. We refer you to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus supplement for which no definition is provided.

“Attributable Debt” means, in connection with a sale and lease-back transaction, the lesser of:

•	the fair value of the assets subject to the transaction; or

•

the aggregate of present values (discounted at a rate per annum equal to the weighted average Yield to Maturity of the debt securities of all series then outstanding and compounded semiannually) of Cardinal Health’s or any Consolidated Subsidiary’s obligations for net rental payments during the remaining term of all leases.

“Consolidated Subsidiary” means any Subsidiary substantially all the property of which is located, and substantially all the operations of which are conducted, in the United States of America whose financial statements are consolidated with those of Cardinal Health in accordance with U.S. generally accepted accounting principles.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all of the assets of Cardinal Health and its Subsidiaries, determined on a consolidated basis and in accordance with U.S. generally accepted accounting principles, as set forth in our most recently available balance sheet.

“Exempted Debt” means the sum of the following as of the date of determination:

•	our Indebtedness incurred after the date of first issuance of the notes and secured by liens not permitted by the limitation on liens provisions of the indenture; and

•

our Attributable Debt in respect of every sale and lease-back transaction entered into after the date of first issuance of the notes, other than leases permitted by the limitation on sale and lease-back provisions of the indenture.

“Financing Subsidiary” means any Subsidiary, including its Subsidiaries, engaged in one or more of the following activities:

•	the business of making loans or advances, extending credit or providing financial accommodations (including leasing new or used products) to others;

•

the business of purchasing notes, accounts receivable (whether or not payable in installments), conditional sale contracts or other obligations of others originating in sales at wholesale or retail; or

•	any other business as may be reasonably incidental to those described herein, including the ownership and use of property in connection therewith.

“Funded Indebtedness” means all Indebtedness having a maturity of more than 12 months from the date as of which the amount of Indebtedness is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

“Indebtedness” means all items classified as indebtedness on our most recently available balance sheet in accordance with U.S. generally accepted accounting principles.

“Original Issue Discount Security” means any debt security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof following an event of default.

“Rate Hedging Agreement” means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, commodity prices or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

“Rate Hedging Obligations” means any and all obligations of anyone arising under:

•

any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions; and

•	any and all cancellations, buybacks, reversals, terminations or assignments of the same.

“Restricted Subsidiary” means a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act.

“Senior Funded Indebtedness” means any of Cardinal Health’s Funded Indebtedness that is not subordinated in right of payment to any of Cardinal Health’s other Indebtedness.

“Specified Rate Hedging Agreement” means a Rate Hedging Agreement which is (a) entered into to hedge or mitigate risks to which Cardinal Health or any Subsidiary has actual exposure (other than those in respect of equity interests of Cardinal Health or any of its Subsidiaries) or (b) entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Cardinal Health or any Subsidiary.

“Subsidiary” means any corporation, partnership, limited liability company, business trust, trust or other legal entity of which at least a majority of the outstanding stock or other ownership interests having voting power to elect a majority of the board of directors, managers or trustees of that corporation, partnership, limited liability company, business trust, trust or other legal entity (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company, business trust, trust or other legal entity shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by Cardinal Health or by Cardinal Health and one or more Subsidiaries or by one or more Subsidiaries.

“Yield to Maturity” means the yield to maturity on a series of debt securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture, has been appointed by us as paying agent, registrar and DTC custodian with regard to the notes. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Book-Entry System

The notes of each series will be issued initially in the form of one or more global notes, in the aggregate principal amount of the issue, that will be deposited with, or on behalf of, DTC, which will act as securities depository for the notes. The notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. DTC and any other depository which may replace DTC as depository for the notes are sometimes referred to herein as the “depository.” Except under the limited circumstances described below, notes represented by global notes will not be exchangeable for certificated notes.

So long as the depository, or its nominee, is the registered owner of a global note, such depository or such nominee, as the case may be, will be considered the sole registered holder of the individual notes represented by such global note for all purposes under the indenture. Payments of principal of and premium, if any, and any interest on individual notes represented by a global note will be made to the depository or its nominee, as the case may be, as the registered holder of such global note in accordance with DTC rules and using the procedures applicable to United States corporate debt obligations in DTC’s Settlement System. Except as set forth below, owners of beneficial interests in a global note will not be entitled to have any of the individual notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of any such note and will not be considered the registered holder thereof under the indenture, including, without limitation, for purposes of consenting to any amendment thereof or supplement thereto as described in the accompanying prospectus.

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their United States depositaries, which in turn will hold such interests in customers’ securities accounts in the United States depositaries’ names on the books of DTC.

The following is based on information furnished by DTC:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations (“Direct Participants”). DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income

Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all global notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Cardinal Health as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal, interest payments and redemption proceeds on the notes will be made to Cede & Co., or such other nominee, as may be requested by an authorized representative of DTC, by wire transfer or other applicable electronic funds delivery method as specified by the trustee or applicable depositary. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC or its nominee, any Agents, the trustee or Cardinal Health, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Cardinal Health or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

None of Cardinal Health, the underwriters or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to Cardinal Health or the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificated notes are required to be printed and delivered in exchange for the notes represented by the global notes held by DTC.

In addition, Cardinal Health may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificated notes will be printed and delivered in exchange for the notes represented by the global notes held by DTC.

Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the United States depositary for Clearstream.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./N.V., as operator of the Euroclear System, are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the United States depositary for Euroclear.

Same-Day Settlement and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest will be made by us in immediately available funds.

Secondary trading in long-term notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the notes will trade in the Same-Day Funds Settlement System maintained by DTC until maturity, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the United States depositary. Such cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the United States depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their United States depositaries.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear, as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Cardinal Health believes to be reliable, but Cardinal Health takes no responsibility for the accuracy thereof.

Cardinal Health has provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and Cardinal Health makes no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of Cardinal Health, the underwriters, the trustee, any paying agent or the registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes. This discussion is limited to holders that acquire notes for cash at their original issue price pursuant to the initial offering. This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial decisions, published positions of the U.S. Internal Revenue Service (“IRS”), and other applicable authorities, all in effect as of the date hereof, all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all of the tax considerations that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as banks and other financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, corporations that accumulated earnings to avoid U.S. federal income tax, cooperatives, controlled foreign corporations, passive foreign investment companies, persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”, traders in securities who elect to apply a mark-to-market method of accounting, expatriates, governmental entities or organizations or tax-exempt entities or organizations), or to persons who hold the notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. In addition, this discussion does not address the considerations of any alternative minimum, gift, estate, state, local, or non-U.S. tax or any tax considerations other than U.S. federal income tax considerations. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment purposes). There can be no assurance that the IRS will not challenge one or more of the tax considerations described herein.

If a partnership (including any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partners and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.

This summary is intended for general information purposes only. Potential investors are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of the notes and the possible effect of changes in tax laws.

For purposes of this discussion, a “U.S. holder” is any beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate whose income is subject to U.S. federal income tax regardless of its source; or (iv) a trust (A) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (B) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “non-U.S. holder” is any beneficial owner of a note (other than an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. holder.

Characterization of the Notes

In certain circumstances (see “Description of the Notes—Optional Redemption,” “Description of the Notes—Special Mandatory Redemption” and “Description of the Notes—Repurchase at the Option of Holders Upon a Change of Control” above) we may or may be obligated to redeem or to offer to repurchase the notes prior to their maturity or to pay amounts on the notes that are in excess of stated interest or principal on the notes. These potential payments may implicate the provisions of U.S. Treasury regulations relating to “contingent payment debt instruments,” but we do not intend to treat the possibility of such contingent payments on the notes as subjecting the notes to the contingent payment debt instrument rules. Our determination that the notes are not subject to the contingent payment debt instrument rules is binding on a holder, unless such holder discloses its contrary position in the matter required by applicable U.S. Treasury regulations. It is possible that the IRS may take a different position, in which case, if such position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Holders are encouraged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Considerations for U.S. Holders

Interest on the Notes

Payments of stated interest on the notes will be includible in the gross income of a U.S. holder as ordinary interest income at the time such payments are received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be treated as being issued without original issue discount for U.S. federal income tax purposes.

Taxable Disposition of the Notes

Upon the sale, exchange, retirement, redemption or other taxable disposition of a note (collectively, a “Disposition”), a U.S. holder generally will recognize taxable gain or loss equal to the difference, if any, between (i) the amount realized upon such Disposition (other than any amount equal to any accrued but unpaid stated interest, which, if not previously included in such U.S. holder’s income, will be treated as described above under “—Interest on the Notes”) and (ii) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally equal the amount such U.S. holder paid for such note. Gain or loss recognized on a Disposition generally will constitute capital gain or loss and will be long-term capital gain or loss if, at the time of such Disposition, the U.S. holder held the note for more than one year. Non-corporate taxpayers generally are subject to a reduced U.S. federal income tax rate on net long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of interest on the notes and to the proceeds from a Disposition paid to a U.S. holder unless such U.S. holder is an exempt recipient and, when required, provides evidence of such exemption. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification that it is not subject to backup withholding and otherwise comply with any applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

U.S. holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable.

Considerations for Non-U.S. Holders

Interest on the Notes

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Additional Withholding Requirements under FATCA,” a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on interest paid on a note, unless the interest is effectively connected with the

non-U.S. holder’s conduct of a U.S. trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States); provided that the non-U.S. holder:

•	does not actually or constructively, directly or indirectly, own 10% or more of the total combined voting power of all classes of our voting stock;

•	is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and

•

certifies to its non-U.S. status and that no withholding is required pursuant to FATCA (see “—Additional Withholding Requirements under FATCA” below) on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).

If a non-U.S. holder cannot satisfy the above requirements, such non-U.S. holder will generally be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States) (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net basis and, if it is treated as a corporation for U.S. federal income tax purposes, may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, subject to certain adjustments, unless such holder qualifies for a lower rate under an applicable income tax treaty. In addition, under certain income tax treaties, the U.S. withholding rate on interest payments may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing an IRS Form W-8BEN or IRS Form W-8BEN-E). If a non-U.S. holder does not satisfy the requirements described above and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will generally be subject to U.S. withholding tax on payments of stated interest, currently imposed at a rate of 30%.

Taxable Disposition of the Notes

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Additional Withholding Requirements under FATCA,” and except with respect to any amounts attributable to accrued but unpaid interest, which will be treated as described above under “—Interest on the Notes,” a non-U.S. holder will generally not be subject to U.S. federal income taxation or withholding tax with respect to gain realized upon a Disposition unless:

1.

the gain is effectively connected with the conduct by such non-U.S. holder of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base within the United States), in which case such gain will be subject to U.S. federal income tax in the same manner as if the non-U.S. holder were a U.S. holder; or

2.

such non-U.S. holder is an individual who has been present in the United States for 183 days or more in the taxable year of Disposition and certain other requirements are met. Such individual non-U.S. holder will be subject to a tax, currently at a rate of 30% (or reduced rate under an applicable income tax treaty), on the excess, if any, of such gain plus all other U.S. source capital gains recognized by such holder during the same taxable year over the non-U.S. holder’s U.S. source capital losses recognized during such taxable year.

Information Reporting and Backup Withholding

Backup withholding will not apply to payments of principal or interest made by us or our paying agent to a non-U.S. holder of a note if the non-U.S. holder meets the identification and certification requirements discussed above under the subheading “—Interest on the Notes” for exemption from U.S. federal withholding tax or otherwise establishes an exemption. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments. Copies of these information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of various treaties or agreements for the exchange of information.

Backup withholding and information reporting generally will not apply to payments of proceeds from the Disposition of a note made to a non-U.S. holder by or through the foreign office of a broker. However, information reporting requirements will apply if such broker is, for U.S. federal income tax purposes, a U.S. person or has certain other enumerated connections with the United States, unless such broker has documentary evidence in its records that the holder is a non-U.S. person and certain other conditions are met, or the holder otherwise establishes an exemption. Payments of proceeds from the sale or other taxable disposition of a note made to a non-U.S. holder by or through the United States office of a broker are subject to information reporting and backup withholding at the applicable rate unless the holder certifies, under penalty of perjury, that it is a non-U.S. person and that it satisfies certain other conditions, such as by providing an applicable properly executed IRS Form W-8, or otherwise establishes an exemption.

Backup withholding is not an additional tax, and a non-U.S. holder may obtain a refund or a credit against such non-U.S. holder U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS in a timely manner.

Non-U.S. holders should consult their own tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available.

Additional Withholding Requirements under FATCA

Under the Foreign Account Tax Compliance Act and the regulations and administrative guidance promulgated thereunder (“FATCA”), withholding at a rate of 30% will generally be required in certain circumstances on interest payments in respect of notes held by or through certain “foreign financial institutions” (as defined in the Code, which may include investment funds) unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, interest payments in respect of notes held by an investor that is a non-financial non-U.S. entity that do not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. Accordingly, the entity through which the notes are held will affect the determination of whether withholding under the rules described in this paragraph is required. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement among us and Goldman Sachs & Co. LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters, we have agreed to sell to the underwriters, and the underwriters have severally and not jointly agreed to purchase from us, the principal amount of the notes listed opposite their respective names below.

Underwriters	Principal Amount of the 2030 Notes	Principal Amount of the 2035 Notes
Goldman Sachs & Co. LLC	$150,006,000	$100,000,000
BofA Securities, Inc.	90,000,000	60,000,000
Wells Fargo Securities, LLC	90,000,000	60,000,000
Barclays Capital Inc.	73,998,000	—
J.P. Morgan Securities LLC	73,998,000	—
MUFG Securities Americas Inc.	73,998,000	—
Deutsche Bank Securities Inc.	—	37,000,000
HSBC Securities (USA) Inc.	—	37,000,000
PNC Capital Markets LLC	—	37,000,000
Scotia Capital (USA) Inc.	—	37,000,000
Huntington Securities, Inc.	12,000,000	8,000,000
Standard Chartered Bank	12,000,000	8,000,000
Truist Securities, Inc.	12,000,000	8,000,000
U.S. Bancorp Investments, Inc.	12,000,000	8,000,000

Total	$600,000,000	$400,000,000

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, as amended, or, if such indemnification is not available, to contribute to payments the underwriters may be required to make in respect of these liabilities.

The underwriters have advised us that they propose initially to offer the notes of each series at the applicable public offering price on the cover page of this prospectus supplement, and may offer the notes to dealers at that price less a concession not in excess of 0.360% of the principal amount of the 2030 notes and 0.390% of the principal amount of the 2035 notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.200% of the principal amount of the 2030 notes and 0.250% of the principal amount of the 2035 notes to other dealers. After the initial public offering, the applicable public offering price, concession and discount may be changed.

The following table shows the underwriting discounts we will pay to the underwriters in respect to this offering:

Paid by Us
Per 2030 note	0.600%
Per 2035 note	0.650%

Total	$6,200,000

The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of either series of the notes on any national securities exchange or for inclusion of either series of the notes on any automated dealer quotation system. We have been advised by the underwriters that the underwriters presently intend to make a market in the notes of each series after completion of the offering. However, the underwriters are under no obligation to do so and may discontinue any market-making activities at any time without notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

In connection with this offering, the underwriters may, subject to applicable laws and regulations, purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering, if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes.

The expenses of the offering, not including the underwriting discount, are estimated to be approximately $3.4 million. In connection with this offering, the underwriters have agreed to reimburse us for certain expenses relating to the offering.

Other Relationships

The underwriters and their affiliates are full service financial institutions and have provided, and expect to provide in the future, certain activities which may include sales and trading, investment banking, commercial banking and other financial and non-financial activities and services to us and our affiliates, for which they have received, and may continue to receive, customary fees and commissions. For example, affiliates of certain of the underwriters are members of the lending syndicate under the Company’s revolving credit facility. Additionally, Goldman Sachs & Co. LLC served as a financial advisor to the Company for the acquisition of Solaris.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), currencies, commodities, credit default swaps, and other financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Extended Settlement

We expect that delivery of the notes will be made against payment therefor on or about August 27, 2025, which will be the tenth business day following the date of pricing of the notes, or “T+10.” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day immediately before delivery will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before delivery should consult their advisors.

Selling Restrictions

Other than in the United States, to the best of our knowledge, no action has been taken by us or the underwriters that would permit a public offering of the notes in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Sales of the notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the notes must observe such Australian on-sale restrictions.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the

Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai International Finance Center (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area (“EEA”)

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)

a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) No 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Hong Kong

The notes offered hereby have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Notes be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”);

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation. This prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, persons in the UK who are “qualified investors” (as defined in the UK Prospectus Regulation) who are also (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons.

LEGAL MATTERS

The validity of the notes will be passed upon for us by White & Case LLP, New York, New York and Patrick Pope, Esq., Executive Vice President, General Counsel of Cardinal Health. Mr. Pope is paid a salary by Cardinal Health and participates in various employee benefit plans offered to Cardinal Health’s employees generally. Mr. Pope holds equity incentive awards with respect to Cardinal Health’s common shares valued at greater than $50,000. Davis Polk & Wardwell LLP, New York, New York is counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Cardinal Health, Inc. and Subsidiaries appearing in Cardinal Health, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2025 (including the schedule appearing therein) and the effectiveness of Cardinal Health, Inc.’s internal control over financial reporting as of June 30, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and Cardinal Health, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2025 are, and audited consolidated financial statements and Cardinal Health, Inc. management’s assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

COMMON SHARES

PREFERRED SHARES

DEBT SECURITIES

UNITS

Cardinal Health may offer and sell from time to time, together or separately, the following securities:

(i)	Class A common shares (“common shares”),

(ii)	preferred shares,

(iii)	unsecured debt securities,

(iv)	units, or

(v)	any combination of these securities.

We will provide the terms of any offering and the specific terms of the securities offered in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement together with the information incorporated by reference and any additional information described under the heading “Where You Can Find More Information and Incorporation of Certain Documents by Reference” carefully before you invest in our securities. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement or term sheet.

See “Risk Factors” beginning on page 4 as well as the risk factors and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in Cardinal Health’s securities.

Cardinal Health’s common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “CAH.” Any common shares sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the NYSE. If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

The address of Cardinal Health’s principal executive office is 7000 Cardinal Place, Dublin, Ohio 43017 and the telephone number at the principal executive office is (614) 757-5000.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

The date of this prospectus is August 12, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatically effective registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, Cardinal Health may sell in one or more offerings any combination of Cardinal Health’s common shares, preferred shares, unsecured debt securities in one or more series, which may be senior or subordinated debt securities, units or any combination of these securities. This prospectus provides you with a general description of the securities Cardinal Health may offer. Each time Cardinal Health sells securities, we will provide a prospectus supplement, which may be in the form of a term sheet, that will contain specific information about the terms of that offering and the specific terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information and Incorporation of Certain Documents by Reference.”

Because Cardinal Health is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), Cardinal Health may add to and offer additional securities, including securities to be offered and sold by selling security holders, by filing a prospectus supplement with the SEC at the time of the offer.

In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.

We have not authorized any person to provide you with any information or to make any representation other than as contained in this prospectus or in any prospectus supplement and the information incorporated by reference herein and therein. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information or representations, you should not rely on them. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. Cardinal Health is not making an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where the offer, sale or solicitation is not permitted. The information appearing or incorporated by reference in this prospectus and any supplement to this prospectus is accurate only as of the date of this prospectus or any supplement to this prospectus or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us” or “our” mean Cardinal Health, Inc. and its consolidated subsidiaries, and references to “Cardinal Health” or “the Company” refer to Cardinal Health, Inc., excluding its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read our SEC filings through the SEC’s website at www.sec.gov. This site contains reports, proxy and information statements and other information that we file electronically with the SEC. Documents may also be available on our website at http://www.cardinalhealth.com under the heading “Investor Relations.” Other than the SEC filings we specifically incorporate by reference herein below, the information contained on or accessible through our website is neither incorporated by reference into this registration statement or prospectus or any accompanying prospectus supplement nor intended to be used in connection with any offering hereunder.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC, which includes exhibits and other information not included in this prospectus or a prospectus supplement. The SEC allows us to “incorporate by reference” in this prospectus the information we file with it. This means that we are disclosing important business and financial information to you by referring to other documents filed separately with the SEC that contain the omitted information. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we complete our offering of the securities offered by this prospectus and any accompanying prospectus supplement. We are not incorporating by reference any information “furnished” rather than “filed” under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless otherwise specified. Nothing in this prospectus shall be deemed to incorporate by reference herein information of the type described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K contained in any of the documents or the future filings described below.

SEC Filings	Period/Date
Annual Report on Form 10-K	Fiscal Year ended June 30, 2025, filed with the SEC on August 12, 2025.

Portions of the Company’s Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Shareholders	Incorporated by reference into the Company’s Annual Report on Form 10-K for the Fiscal Year ended June 30, 2024, filed with the SEC on September 16, 2024 (with respect to the “Letter to Cardinal Health Shareholders,” “Notice of Annual Meeting of Shareholders,” “Proxy Summary,” “Corporate Governance,” “Executive Compensation,” “Audit Committee Maters,” “Share Ownership Information,” and “Other Matters” only).

Description of common shares contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K and any amendment or report filed with the SEC for the purpose of updating the description	Fiscal Year ended June 30, 2019, filed with the SEC on August 20, 2019.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated herein by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

We will furnish without charge to each person (including any beneficial owner) to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits). Requests for such documents should be made to:

Cardinal Health, Inc.

7000 Cardinal Place

Dublin, Ohio 43017

(614) 757-5000

Attention: Investor Relations

RISK FACTORS

Investing in Cardinal Health’s securities involves significant risks. Before you invest in Cardinal Health’s securities, in addition to the other information contained in this prospectus and in the accompanying prospectus supplement, you should carefully consider the risks and uncertainties identified in Cardinal Health’s reports filed with the SEC that are incorporated by reference into this prospectus and the accompanying prospectus supplement herein and therein, including, in particular, the risk factors set forth in our Annual Report on Form 10-K for the year ended June 30, 2025, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Furthermore, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. See “Where You Can Find More Information and Incorporation of Certain Documents by Reference” above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Cardinal Health’s filings with the SEC, including Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “2025 Form 10-K”), any subsequent Annual Report, any Quarterly Report on Form 10-Q or any Current Report on Form 8-K of Cardinal Health (along with any exhibits and amendments to such reports), as well as Cardinal Health’s news releases or any other written or oral statements made by or on behalf of Cardinal Health, may include, directly or by incorporation by reference, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act intended to be covered by the safe harbor provided for under these sections that reflect Cardinal Health’s current view (as of the date the forward-looking statement is first made) about future events, prospects, projections or financial performance. The matters discussed in these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied in or by such statements. These risks and uncertainties include:

•	competitive pressures in the markets in which we operate, including pricing pressures;

•	uncertainties relating to the pricing of and demand for generic pharmaceuticals;

•

uncertainties related to recently imposed or threatened tariffs on China, Mexico and Canada and other countries, and any retaliatory actions taken by these countries, which will result in us incurring additional costs to procure products or materials that we source, manufacture and distribute, including the risk that we will not be successful at mitigating the negative impact of such increased costs, the risk that we may not be able to establish alternate sources of supply and may experience supply disruptions or shortages;

•	uncertainties relating to the timing, frequency and profitability of generic pharmaceutical launches or other components of our pharmaceutical generics program;

•	changes in the timing or frequency of the introduction of branded pharmaceuticals;

•	material reductions in purchases, pricing changes, non-renewal, early termination, or delinquencies or defaults under contracts with key customers;

•

costs or claims resulting from quality issues, or other potential or alleged errors or defects in our manufacturing or sourcing of medical devices or other products or in our compounding, repackaging, information systems or pharmacy management services that may injure persons or damage property or operations, including costs from recalls, remediation efforts, and related product liability claims and lawsuits, including class action lawsuits;

•

any compromise of our information systems or of those of a third-party service provider, including unauthorized access to or use or disclosure of company or customer information, disruption of access and ancillary risks associated with our ability to effectively manage any issues arising from any such compromise or disruption;

•

continuing risks associated with the resolution and defense of the lawsuits and investigations in which we have been or will be named relating to the distribution of prescription opioid pain medication, including the investigations by the U.S. Department of Justice which concerns our anti-diversion program, our anti-diversion policies and procedures and our distribution of certain controlled substances;

•

risks associated with the national opioid settlement agreement, including the risk that the maintenance of the required changes to distributors’ controlled substance anti-diversion programs may result in unforeseen costs or operational challenges and the risk that if we fail to or are alleged to have failed to comply with the terms of the settlement agreement, we could incur monetary or other penalties or result in additional lawsuits being filed against us;

•	uncertainties related to Cardinal Health Brand products, including our ability to manage cost and infrastructure, retain margin, increase volume and improve performance;

•

significantly increased costs for commodities and other materials used in the Global Medical Products and Distribution segment manufacturing, including various components, compounds, raw materials or energy such as oil-based resins, pulp, cotton, latex and other commodities and the possibility that we may not successfully offset or mitigate these increases;

•

risks arising from acquisitions, including possible liabilities relating to the operations or activities of such businesses prior to their acquisition, and uncertainties relating to our ability to achieve the anticipated results from acquisitions, including as a result of entering new lines of business with risks and uncertainties that may be different from or more significant than risks and uncertainties facing our legacy businesses;

•

risks associated with the tax benefit from our self-insurance loss claims, including, certain state courts’ interpretation of laws and insurance policies in ways that may impact our self-insurance loss, which could negatively impact our financial position;

•

disruption, damage or lack of access to, or failure of, our or our third-party service providers’ information systems, our critical facilities, including our national logistics center, or our distribution networks;

•

risks associated with our Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services, including the risk that failure to comply with the requirements set forth therein could result in monetary or other penalties;

•	our high sales concentration with certain key customers, including CVS Health Corporation;

•	our ability to maintain the benefits of our generic pharmaceutical sourcing venture with CVS Health Corporation;

•

actions of regulatory bodies and other governmental authorities, including the U.S. Drug Enforcement Administration, certain agencies within the U.S. Department of Health and Human Services (including the U.S. Food and Drug Administration, Centers for Medicare and Medicaid Services, the Office of Inspector General and the Office for Civil Rights), the U.S. Nuclear Regulatory Commission, the U.S. Federal Trade Commission, the U.S. Customs and Border Protection, various state boards of pharmacy, state controlled substance authorities, state health departments, state insurance departments, state Medicaid departments or comparable regulatory bodies or governmental authorities or foreign equivalents that, in each case, could delay, limit or suspend product development, manufacturing, distribution, importation or sales or result in warning letters, recalls, seizures, injunctions or monetary sanctions;

•	shortages in commodities, components, compounds, raw materials or energy used by our businesses, including supply disruptions of radioisotopes;

•	the loss of, or default by, one or more key suppliers for which alternative suppliers may not be readily available;

•

uncertainties with respect to certain business process initiatives, including IT infrastructure activities and outsourcing relationships, including the ability to achieve the expected benefits from such initiatives, the risk that we could incur unexpected charges, and the risk that we may fail to retain key personnel;

•

difficulties or delays in the development, production, manufacturing, sourcing and marketing of new or existing products and services, including difficulties or delays associated with obtaining or maintaining requisite regulatory consents, whether our own or third parties’, or approvals associated with those activities;

•

manufacturing disruptions, whether due to regulatory action, including regulatory action to reduce ethylene oxide (“EtO”) emissions, production quality deviations, safety issues or raw material shortages or defects, or because a key product is manufactured at a single manufacturing facility with limited alternate facilities;

•

risks associated with industry reliance on EtO to sterilize certain medical products that we manufacture or distribute, including the possibility that regulatory actions to reduce EtO emissions could become more widespread, which may result in increased costs or supply shortages; and risks that the lawsuits against us alleging personal injury resulting from EtO exposure could become more widespread;

•	the possibility that we could be subject to adverse changes in the tax laws or challenges to our tax positions, including the possibility that the corporate tax rate in the U.S. could be increased;

•	risks arising from possible violations of healthcare fraud and abuse laws;

•

risks arising from possible violations of the U.S. Foreign Corrupt Practices Act and other similar anti-corruption laws in other jurisdictions and U.S. and foreign export control, trade embargo and customs laws;

•

risks arising from our collecting, handling and maintaining patient-identifiable health information and other sensitive personal and financial information, which are subject to federal, state and foreign laws that regulate the use and disclosure of such information;

•

risks arising from certain of our businesses being Medicare-certified suppliers or participating in other federal and state healthcare programs, such as state Medicaid programs and the federal 340B drug pricing program, which businesses are subject to accreditation and quality standards and other rules and regulations, including applicable reporting, billing, payment and record-keeping requirements;

•	risks arising from pharmaceutical manufacturers’ restriction of sales under the 340B drug pricing program to contract pharmacies, which may adversely impact our customers;

•

risks arising from certain of our businesses manufacturing pharmaceutical and medical products or repackaging pharmaceuticals that are purchased or reimbursed through, or are otherwise governed by, federal or state healthcare programs, which businesses are subject to federal and state laws that establish eligibility for reimbursement by such programs and other applicable standards and regulations;

•

changes in laws or changes in the interpretation or application of laws or regulations, as well as possible failures to comply with applicable laws or regulations, including as a result of possible misinterpretations or misapplications;

•	unfavorable changes to the terms or with our ability to meet contractual obligations of key customer or supplier relationships, or changes in customer mix;

•

risks arising from changes in U.S. or foreign tax laws and unfavorable challenges to our tax positions and payments to settle these challenges, which may adversely affect our effective tax rate or tax payments;

•

uncertainties due to possible government healthcare reform, including proposals related to Medicare drug rebate arrangements, possible repeal or replacement of major parts of the Patient Protection and Affordable Care Act, proposals related to prescription drug pricing transparency and the possible adoption of Medicare-For-All;

•	reductions or limitations on governmental funding at the state or federal level or efforts by healthcare insurance companies to limit payments for products and services;

•	changes in manufacturers’ pricing, selling, inventory, distribution or supply policies or practices;

•	changes in legislation or regulations governing prescription drug pricing, healthcare services or mandated benefits;

•

uncertainties arising as a result of the Supreme Court decision on Dobbs vs. Jackson, including uncertainties associated with states’ proposed and adopted laws which may impact our ability to distribute or store certain pharmaceutical products and the risk that we could incur unforeseen costs to comply with these new laws in various jurisdictions;

•	changes in hospital buying groups or hospital buying practices;

•	changes in distribution or sourcing models for pharmaceutical and medical and surgical products, including an increase in direct and limited distribution;

•	changes to the prescription drug reimbursement formula and related reporting requirements for generic pharmaceuticals under Medicaid;

•

continuing consolidation in the healthcare industry, which could give the resulting enterprises greater bargaining power and may increase pressure on prices for our products and services or result in the loss of customers;

•

risks to our business and information and controls systems in the event that business process improvements, infrastructure modernization or initiatives to use third-party service providers for key systems and processes are not effectively implemented;

•

the risk that we may not effectively implement and maintain data governance structures across businesses to allow us to access and interpret our data, which could put us at a competitive disadvantage relative to our peers;

•

the results, costs, effects or timing of any commercial disputes, government contract compliance matters, patent infringement claims, qui tam actions, government investigations, shareholder lawsuits or other legal proceedings;

•	the possibility that our business performance or internal control over financial reporting may be adversely impacted if we are not successful at attracting, retaining and developing talent;

•

losses relating to product liability lawsuits and claims regarding products for which we cannot obtain product liability insurance or for which such insurance may not be adequate to cover our losses, including the product liability lawsuits we are currently defending relating to alleged personal injuries associated with the use of Cordis inferior vena cava filter products;

•

risks associated with the importation of products or source materials used in products that we manufacture or distribute, including risks associated with our country-of-origin determinations and the possibility that we could experience additional supply disruptions as a result of the Uyghur Forced Labor Prevention Act or other similar regulations;

•	our ability to maintain adequate intellectual property protections;

•

our ability to manage and complete divestitures or other strategic business combination transactions, including our ability to find buyers or other strategic exit opportunities and risks associated with the possibility that we could experience greater dis-synergies than anticipated or otherwise fail to achieve our strategic objectives;

•	bankruptcy, insolvency or other credit failure of a customer or supplier that owes us a substantial amount;

•

risks associated with global operations, including the effect of local economic environments, inflation, recession, currency volatility and global competition, in addition to risks associated with compliance with U.S. and international laws relating to global operations;

•

uncertainties with respect to U.S. or international trade policies, tariffs, excise or border taxes and their impact on our ability to source products or materials that we need to conduct our business;

•

risks associated with our use of and reliance on the global capital and credit markets, including our ability to access credit and our cost of credit, which may adversely affect our ability to efficiently fund our operations or undertake certain expenditures;

•	our ability to introduce and market new products and our ability to keep pace with advances in technology;

•	significant charges to earnings if goodwill or intangible assets become impaired;

•	uncertainties relating to general political, business, industry, regulatory and market conditions; and

•	other factors described in the “Risk Factors” section of the 2025 Form 10-K.

This list of important factors is not intended to be exhaustive. The risk factors set forth in the section titled “Risk Factors” and incorporated by reference in this prospectus and any accompanying prospectus supplement discuss certain of these matters more fully. We discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition, and results of operations, in our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

As and when made, we believe that our forward-looking statements are reasonable. However, as a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions generally identify “forward-looking statements,” which speak only as of the date the statements were made, and also include statements reflecting future results or guidance, statements of outlook and expense accruals. We undertake no obligation to update or revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made, except to the extent required by applicable law.

THE COMPANY

Cardinal Health, Inc., an Ohio corporation formed in 1979, is a global healthcare services and products company providing customized solutions for hospitals, healthcare systems, pharmacies, ambulatory surgery centers, clinical laboratories, physician offices and patients in the home. We provide pharmaceuticals and medical products and cost-effective solutions that enhance supply chain efficiency. We connect patients, providers, payers, pharmacists and manufacturers for integrated care coordination.

For additional information concerning our business and our financial results and condition, please refer to the documents incorporated by reference in this prospectus.

The mailing address of our executive offices is 7000 Cardinal Place, Dublin, Ohio 43017, and our telephone number is (614) 757-5000.

USE OF PROCEEDS

Except as we may describe otherwise in a prospectus supplement or a free writing prospectus, we intend to use the net proceeds from the sale of any offered securities for general corporate purposes, including, but not limited to, working capital, capital expenditures, repayment or refinancing of indebtedness, acquisitions, and the repurchase, redemption or retirement of Cardinal Health’s securities. The net proceeds may be invested temporarily or applied to repay short-term, interest-bearing, investment-grade securities or similar assets until they are used for their stated purpose.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of Cardinal Health’s capital stock. The following summary of the terms of Cardinal Health’s capital stock is not meant to be complete and is qualified by reference to Cardinal Health’s Amended and Restated Articles of Incorporation, as amended (the “Articles”), and Cardinal Health’s Restated Code of Regulations (the “Regulations”), which are the documents that establish these rights. Copies of the Articles and Regulations are incorporated by reference in the registration statement of which this prospectus is a part. See “Where You Can Find More Information and Incorporation of Certain Documents by Reference” on page 2 of this prospectus for information on how to obtain copies of documents incorporated by reference in the registration statement of which this prospectus is a part.

The Articles authorize Cardinal Health to issue up to 750 million common shares. As of June 30, 2025, approximately 271 million common shares were issued and approximately 32 million were held in treasury. The Articles also authorize Cardinal Health to issue up to 5 million Class B common shares, none of which are outstanding or reserved for issuance, and 500,000 non-voting preferred shares, none of which are outstanding or reserved for issuance. The principal stock exchange on which our common shares are listed is the New York Stock Exchange under the symbol “CAH.”

From time to time, Cardinal Health may issue additional authorized but unissued common shares for share dividends, stock splits, employee benefit and compensation programs, financing and acquisition transactions, and other general purposes. Those common shares will be available for issuance without action by Cardinal Health’s shareholders, unless action by the Cardinal Health shareholders is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which common shares may be listed in the future.

Common Shares

All of the outstanding common shares are fully paid and nonassessable. Holders of common shares do not have preemptive rights and have no right to convert their common shares into any other security. All common shares are entitled to participate equally and ratably in dividends, when and as declared by Cardinal Health’s board of directors. In the event of the liquidation of Cardinal Health, holders of common shares are entitled to share ratably in assets remaining after payment of all liabilities, subject to prior distribution rights of any preferred shares then outstanding. Holders of common shares are entitled to one vote per share upon all matters on which shareholders are entitled to vote. Holders of Class B common shares (if any are issued in the future) are entitled to one-fifth of one vote per share upon all matters on which shareholders are entitled to vote. Except as otherwise expressly provided by law, the Articles or the Regulations, all matters on which shareholders are entitled to vote will be decided by the majority of votes cast without regard to abstentions. Under certain circumstances, holders of Class B common shares have a right to a separate class vote. Holders of common shares do not have any rights to cumulate votes in the election of directors.

Preferred Shares

No shares of non-voting preferred shares are currently outstanding. Under the Articles, Cardinal Health’s board of directors, without further action by its shareholders, is authorized to issue up to 500,000 non-voting preferred shares, without par value, in one or more series and to fix the designations, preferences, limitations and relative or other rights thereof, including the designation and authorized number of shares constituting each series, dividend rights, liquidation price, redemption rights, sinking fund requirements, conversion rights and restrictions on the issuance of such shares. The issuance of preferred shares could adversely affect the holders of common shares. The issuance of preferred shares could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of Cardinal Health.

Board of Directors

Cardinal Health’s board of directors currently consists of fifteen members. The Regulations provide that the number of directors is fixed from time to time by the board of directors, but in no case may the number of directors be decreased to fewer than nine nor increased to more than 16. The board of directors may fill any vacancy, including a vacancy created by an increase in the number of directors. Each director serves until the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death. In uncontested elections of directors, as defined in the Articles, directors are elected by a majority of the votes cast; director elections other than uncontested elections are governed by a plurality voting standard.

Anti-takeover Protections

Some provisions of Ohio law, the Articles and the Regulations may have the effect of delaying, deferring or discouraging another party from acquiring control of Cardinal Health.

Articles and Regulations

The Articles and Regulations:

•	authorize the board of directors to issue, at any time, nonvoting preferred shares, the terms of which may be determined by the board of directors;

•	do not authorize cumulative voting;

•	authorize the board of directors to amend, repeal, or adopt new regulations;

•

provide that only the chairman of the board of directors, the chief executive officer or the president, or a majority of the directors may call a special meeting of the shareholders, except that a special meeting must be called upon the request from at least 25% of the combined voting power of the outstanding shares entitled to vote at the meeting; and

•	provide an advanced written notice procedure with respect to shareholder proposals and shareholder nomination of candidates for election as directors.

Ohio Law

The following summarizes Chapter 1704 of the Ohio Revised Code which may have the effect of prohibiting, raising the costs of, or otherwise impeding, a change of control of Cardinal Health, whether by merger, consolidation or sale of assets or stock (by tender offer or otherwise), or by other methods. Chapter 1704 provides generally that any person who has beneficial ownership of 10% or more of a corporation’s voting stock (thereby being an “interested shareholder”) may not engage in a wide range of business combinations with the corporation for a period of three years following the date the person became an interested shareholder, unless the directors of the corporation have approved the transaction or the interested shareholder’s acquisition of shares of the corporation, in either case, prior to the date the interested shareholder became an interested shareholder of the corporation. After the three-year period, business combinations between the corporation and the interested shareholder are prohibited unless certain fair price provisions are complied with or the shareholders of the corporation approve the transaction by the affirmative vote of two-thirds of the voting power of the corporation, including at least a majority of the disinterested shareholders. These restrictions on interested shareholders do not apply under certain circumstances, including when a person becomes an “interested shareholder” only because a corporation has repurchased some of its voting stock.

Exclusive Forum Provision

The Regulations provide that, unless Cardinal Health consents in writing to the selection of an alternate forum, the United States District Court for the Southern District of Ohio, Eastern Division, (or if that court determines that it lacks jurisdiction to hear the action, the Franklin County, Ohio Court of Common Pleas, which prior to the amendment to the Regulations adopted by Cardinal Health’s board of directors on November 6, 2019, was the court specified for such proceedings) will be the exclusive forum for derivative suits and certain other actions, including any action asserting a claim against Cardinal Health or any director, officer or other employee arising under Ohio corporation law, the Articles or the Regulations.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233-5000.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that Cardinal Health may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of the debt securities that Cardinal Health may offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of debt securities offered may differ from the general information that Cardinal Health has provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and Cardinal Health. The debt securities will be issued pursuant to an indenture, dated as of June 2, 2008, between Cardinal Health and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee, unless otherwise indicated in the applicable prospectus supplement. When Cardinal Health refers to the “indenture” in this prospectus, Cardinal Health is referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against Cardinal Health if Cardinal Health defaults on its obligations under the indenture. Second, the trustee performs certain administrative duties for Cardinal Health with respect to the debt securities.

Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part. If this summary refers to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. Cardinal Health urges you to read the applicable indenture and any supplement thereto because these documents, and not this section, define your rights as a holder of debt securities.

In this section, “Cardinal Health” refers to Cardinal Health, Inc., excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The indenture does not limit the amount of debt securities or any other debt Cardinal Health may incur. The indenture provides that the debt securities may be issued from time to time in one or more series. The debt securities may have the same or various maturities. The debt securities may be issued at par, at a premium or with original issue discount. Cardinal Health may also reopen a previous issue of securities and issue additional securities of the series. The debt securities will be unsecured obligations of Cardinal Health. Senior debt securities will rank equally in right of payment with all of Cardinal Health’s existing and future unsecured and unsubordinated indebtedness. Subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of Cardinal Health’s unsecured and senior indebtedness. Unless otherwise specified in a prospectus supplement, a default in Cardinal Health’s obligations with respect to any other indebtedness will not constitute a default or an event of default with respect to the debt securities. The indenture does not contain any covenants or provisions that afford holders of debt securities protection in the event of a highly leveraged transaction.

Cardinal Health conducts nearly all of its operations through subsidiaries and it expects that it will continue to do so. As a result, the right of Cardinal Health to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of holders of the debt securities to benefit as creditors of Cardinal Health from any distribution are subject to the prior claims of creditors of the subsidiary.

The prospectus supplement relating to any series of debt securities will, among other things, describe the following terms, where applicable:

•	the title of the debt securities and whether the debt securities will be senior or subordinated;

•	the total principal amount of the debt securities and any limit upon the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal of the debt securities will be payable, or the method by which such date or dates will be determined;

•

the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable and the record dates for the determination of holders of debt securities to whom interest is payable, or the method by which such date or dates will be determined, and the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	if in addition to or other than The City of New York, the place for payment, registration, transfer, exchange or conversion of the debt securities;

•	any optional redemption provisions;

•	any sinking fund or analogous provisions that would obligate us to redeem, repurchase or repay the debt securities;

•

if other than denominations of $1,000 and any integral multiple thereof in the case of debt securities in registered form and denominations of $5,000 in the case of debt securities in bearer form, the denominations in which the debt securities will be issuable;

•

if other than the principal amount thereof, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy or the method by which such portion will be determined;

•	if other than U.S. dollars, the currency or currencies in which the debt securities will be denominated or payable;

•

whether the amount of payments of principal of or interest, if any, on the debt securities may be determined with reference to an index, formula or other method (which may be based on one or more currencies, commodities, equity indices or other indices), and how such amounts will be determined;

•	if the provisions of the indenture described under “Defeasance” are not applicable to the debt securities and any provisions in modification of such provisions;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•

whether the debt securities are to be issuable in registered form, in bearer form or both, any restrictions applicable to the offer, sale or delivery of debt securities in bearer form, whether the debt securities are to be issuable initially in temporary global form or issuable in permanent global form, and, if so, whether beneficial owners may exchange such interests for debt securities of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, and whether debt securities in registered form may be exchanged for debt securities in bearer form and the circumstances under which any such exchanges may occur;

•	any modifications to the events of default or covenants of Cardinal Health with respect to the debt securities;

•

if the debt securities are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•	if the debt securities are to be convertible into or exchangeable for any other securities, and the applicable terms and conditions;

•	whether the debt securities are subject to subordination and the terms of any such subordination;

•	any other material terms of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities; and

•	whether the debt securities or any portion thereof will be issuable as global securities and any depositary for such global securities.

Unless otherwise specified in a prospectus supplement, principal and premium, if any, will be payable, and the debt securities will be transferable and exchangeable without service charge, at the office of the trustee under the indenture. Interest on any series of the debt securities will be payable on the interest payment dates to the persons in whose names the debt securities are registered at the close of business on the related record dates, and, unless other arrangements are made, will be paid by checks mailed to such persons.

The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) and sold at a discount which may be substantially below their stated principal amount (“Original Issue Discount Securities”). The applicable prospectus supplement may describe the federal income tax consequences and other special considerations applicable to any Original Issue Discount Securities.

Definitions

The definitions set forth below are a description of the terms that are defined in the indenture and used in this prospectus. The complete definitions are set forth in the indenture.

“Attributable Debt” means, in connection with a sale and lease-back transaction, the lesser of:

•	the fair value of the assets subject to the transaction; or

•

the aggregate of present values (discounted at a rate per annum equal to the weighted average Yield to Maturity of the debt securities of all series then outstanding and compounded semiannually) of Cardinal Health’s or any Consolidated Subsidiary’s obligations for net rental payments during the remaining term of all leases.

“Consolidated Subsidiary” means any Subsidiary substantially all the property of which is located, and substantially all the operations of which are conducted, in the United States of America whose financial statements are consolidated with those of Cardinal Health in accordance with generally accepted accounting principles.

“Exempted Debt” means the sum of the following as of the date of determination:

•	our indebtedness incurred after the date of the indenture and secured by liens not permitted by the limitation on liens provisions of the indenture; and

•

our Attributable Debt in respect of every sale and lease-back transaction entered into after the date of the indenture, other than leases permitted by the limitation on sale and lease-back provisions of the indenture.

“Financing Subsidiary” means any Subsidiary, including its Subsidiaries, engaged in one or more of the following activities:

•	the business of making loans or advances, extending credit or providing financial accommodations (including leasing new or used products) to others;

•

the business of purchasing notes, accounts receivable (whether or not payable in installments), conditional sale contracts or other obligations of others originating in sales at wholesale or retail; or

•	any other business as may be reasonably incidental to those described herein, including the ownership and use of property in connection therewith.

“Funded Indebtedness” means all Indebtedness having a maturity of more than 12 months from the date as of which the amount of Indebtedness is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

“Indebtedness” means all items classified as indebtedness on our most recently available balance sheet in accordance with generally accepted accounting principles.

“Net Worth” means, as of any date of determination, the total shareholder’s equity of Cardinal Health and its Subsidiaries calculated on a consolidated basis in accordance with generally accepted accounting principles.

“Original Issue Discount Security” means any debt security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof following an event of default.

“Rate Hedging Obligations” means any and all obligations of anyone arising under:

•

any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions; and

•	any and all cancellations, buybacks, reversals, terminations or assignments of the same.

“Restricted Subsidiary” means a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act.

“Senior Funded Indebtedness” means any of Cardinal Health’s Funded Indebtedness that is not subordinated in right of payment to any of Cardinal Health’s other Indebtedness.

“Subsidiary” means any corporation, partnership, limited liability company, business trust, trust or other legal entity of which at least a majority of the outstanding stock or other ownership interests having voting power to elect a majority of the board of directors, managers or trustees of that corporation, partnership, limited liability company, business trust, trust or other legal entity (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company, business trust, trust or other legal entity shall have or might have voting power by reason of the happening of any contingency) is at the time owned by Cardinal Health or by Cardinal Health and one or more Subsidiaries or by one or more Subsidiaries.

“Yield to Maturity” means the yield to maturity on a series of debt securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

Certain Covenants

The following is a summary of the material covenants contained in the indenture.

Limitations on Liens

So long as any of the debt securities remain outstanding, Cardinal Health will not, and it will not permit any Consolidated Subsidiary to, create or assume any Indebtedness for borrowed money that is secured by a mortgage, pledge, security interest or lien (the “liens”) of or upon any assets of Cardinal Health or any Consolidated Subsidiary, whether now owned or hereafter acquired, without equally and ratably securing the debt securities by a lien ranking ratably with and equal to such secured Indebtedness. The foregoing restriction does not apply to:

(a)	liens existing on the date of the indenture;

(b)	liens on assets of any corporation existing at the time it becomes a Consolidated Subsidiary;

(c)

liens on assets existing at the time Cardinal Health or a Consolidated Subsidiary acquires them, or to secure the payment of the purchase price for them, or to secure Indebtedness incurred or guaranteed by Cardinal Health or a Consolidated Subsidiary for the purpose of financing the purchase price of assets, or, in the case of real property, construction or improvements thereon, which Indebtedness is incurred or guaranteed prior to, at the time of, or within 360 days after the acquisition (or in the case of real property, completion of construction or improvements or commencement of full operation of such asset, whichever is later) provided that the lien shall not apply to any assets theretofore owned by Cardinal Health or a Consolidated Subsidiary other than, in the case of any such construction or improvements, any real property on which the construction or improvement is located;

(d)	liens securing Indebtedness owing by any Consolidated Subsidiary to Cardinal Health or another wholly owned domestic Subsidiary;

(e)

liens on any assets of a corporation existing at the time the corporation is merged into or consolidated with Cardinal Health or a Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by Cardinal Health or a Subsidiary;

(f)

liens on any assets of Cardinal Health or a Consolidated Subsidiary in favor of the United States of America or any State or political subdivision thereof, or in favor of any other country, or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

(g)	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (f), inclusive;

(h)	certain statutory liens or other similar liens arising in the ordinary course of business or certain liens arising out of governmental contracts;

(i)	certain pledges, deposits or liens made or arising under workers’ compensation or similar legislation or in certain other circumstances;

(j)	liens created by or resulting from certain legal proceedings, including certain liens arising out of judgments or awards;

(k)

liens for certain taxes or assessments, landlord’s liens and liens and charges incidental to the conduct of our business, or our ownership of our assets which were not incurred in connection with the borrowing of money and which do not, in Cardinal Health’s opinion, materially impair our use of such assets in our operations or the value of the assets for its purposes; or

(l)	liens on any assets of a Financing Subsidiary.

Notwithstanding the foregoing restrictions, we may create or assume any Indebtedness which is secured by a lien without securing the debt securities, provided that at the time of such creation or assumption, and immediately after giving effect thereto, the Exempted Debt then outstanding at such time does not exceed 20% of Net Worth.

Limitations on Subsidiary Indebtedness

Cardinal Health will not permit any Restricted Subsidiary directly or indirectly to incur any Indebtedness for borrowed money, except that the foregoing limitations will not apply to the incurrence of:

(a)	Indebtedness outstanding on the date of the indenture;

(b)

Indebtedness of a Restricted Subsidiary that represents its assumption of Indebtedness of another Subsidiary, and Indebtedness owed by any Restricted Subsidiary to Cardinal Health or to another Subsidiary; provided that such Indebtedness will be held at all times by either Cardinal Health or a Subsidiary; and provided further that upon the transfer or disposition of such Indebtedness to someone other than Cardinal Health or another Subsidiary, the incurrence of such Indebtedness will be deemed to be an incurrence that is not permitted;

(c)

Indebtedness arising from (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such overdraft is extinguished within five business days of incurrence;

(d)

Indebtedness arising from guarantees of loans and advances by third parties to employees and officers of a Restricted Subsidiary in the ordinary course of business for bona fide business purposes; provided that the aggregate amount of such guarantees by all Restricted Subsidiaries does not exceed $1,000,000;

(e)	Indebtedness incurred by a foreign Restricted Subsidiary in the ordinary course of business;

(f)

Indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary or is merged into a Restricted Subsidiary or at the time of a purchase, lease or other acquisition by a Restricted Subsidiary of all or substantially all of the assets of such corporation;

(g)

Indebtedness of a Restricted Subsidiary arising from agreements or guarantees providing for or creating any obligations of Cardinal Health or any of its Subsidiaries incurred in connection with the disposition of any business, property or Subsidiary, excluding guarantees or similar credit support by a Restricted Subsidiary of indebtedness incurred by the acquirer of such business, property or Subsidiary for the purpose of financing such acquisition;

(h)	Indebtedness of a Restricted Subsidiary with respect to bonds, bankers’ acceptances or letters of credit provided by such Subsidiary in the ordinary course of business;

(i)

Indebtedness secured by a lien permitted by the provisions regarding limitations on liens or arising in respect of a sale and lease-back transaction permitted by the provisions regarding such transactions, or any Indebtedness incurred to finance the purchase price or cost of construction of improvements with respect to certain property or assets acquired after the date of the indenture;

(j)

Indebtedness that is issued, assumed or guaranteed in connection with compliance by a Restricted Subsidiary with the requirements of any program, applicable to such Restricted Subsidiary, adopted by any governmental authority that provides for financial or tax benefits which are not available directly to Cardinal Health;

(k)

Indebtedness arising from Rate Hedging Obligations incurred to limit risks of currency or interest rate fluctuations to which a Subsidiary is otherwise subject by virtue of the operations of its business, and not for speculative purposes;

(l)	Indebtedness incurred by any Financing Subsidiary; and

(m)	Indebtedness incurred in connection with refinancing of any Indebtedness described in clauses (a), (b), (f), (g), and (i) above (the “Refinancing Indebtedness”), provided that:

(i)	the principal amount of the Refinancing Indebtedness does not exceed the principal amount of the Indebtedness refinanced (plus the premiums paid and expenses incurred in connection therewith),

(ii)	the Refinancing Indebtedness has a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Indebtedness being refinanced, and

(iii)	the Refinancing Indebtedness ranks no more senior, and is at least as subordinated in right of payment, as the Indebtedness being refinanced.

Notwithstanding the foregoing restrictions, Restricted Subsidiaries may incur any Indebtedness for borrowed money that would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate principal amount of other Indebtedness (not including the Indebtedness permitted above), does not, at the time such Indebtedness is incurred, exceed 20% of Net Worth.

Limitation on Sale and Lease-Back Transactions

Sale and lease-back transactions (except those transactions involving leases for less than three years) by Cardinal Health or any Consolidated Subsidiary of any assets are prohibited unless:

•

Cardinal Health or the Consolidated Subsidiary would be entitled to incur Indebtedness secured by a lien on the assets to be leased in an amount at least equal to the Attributable Debt with respect to such transaction without equally and ratably securing the notes; or

•

the proceeds of the sale of the assets to be leased are at least equal to their fair value as determined by Cardinal Health’s board of directors and the proceeds are applied to the purchase or acquisition (or, in the case of real property, the construction) of assets or to the retirement of Senior Funded Indebtedness.

The foregoing limitation will not apply if at the time Cardinal Health or any Consolidated Subsidiary enters into such sale and lease-back transaction, immediately after giving effect thereto, Exempted Debt does not exceed 20% of Net Worth.

Merger, Consolidation, Sale, Lease or Conveyance

Cardinal Health will not merge or consolidate with any other corporation and will not sell, lease or convey all or substantially all its assets to any person, unless:

•	Cardinal Health will be the continuing corporation; or

•

(a) the successor corporation or person that acquires all or substantially all of Cardinal Health’s assets is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized under the laws of the United States or a State thereof or the District of Columbia; and (b) the successor corporation or person expressly assumes all of Cardinal Health’s obligations under the indenture and the debt securities; and (c) immediately after such merger, consolidation, sale, lease or conveyance, the successor corporation or person is not in default in the performance of the covenants and conditions of the indenture to be performed or observed by Cardinal Health.

Modification of the Indenture

Cardinal Health and the trustee cannot modify the indenture or any supplemental indenture or the rights of the holders of the debt securities without the consent of holders of at least a majority of the principal amount of the outstanding debt securities of each series affected by the modification. Cardinal Health and the trustee cannot modify the indenture without the consent of the holder of each outstanding debt security of such series affected by such modification to:

(1)	extend the final maturity of any of the debt securities;

(2)	reduce the principal amount;

(3)	reduce the rate or extend the time of payment of interest;

(4)	reduce any amount payable on redemption;

(5)	reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity;

(6)	reduce the amount of an Original Issue Discount Security provable in bankruptcy; or

(7)	impair or affect the right of any holder of the debt securities to institute suit for payment.

In addition, the consent of all holders of the debt securities is required to reduce the percentage of consent required to effect any modification.

Cardinal Health and the trustee may modify the indenture or enter into supplemental indentures without the consent of the holders of the debt securities, in certain cases, including:

(1)	to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities any property or assets;

(2)

to evidence the succession of another corporation, partnership, limited liability company, business trust, trust or other legal entity to Cardinal Health and the assumption by the successor corporation, partnership, limited liability company, business trust, trust or other legal entity of the covenants, agreements and obligations of Cardinal Health;

(3)	to add to Cardinal Health’s covenants any further covenants, restrictions, conditions or provisions considered to be for the protection of the holders;

(4)

to cure any ambiguity or to correct or supplement any provision contained in the indenture which may be defective or inconsistent with any other provision contained in the indenture or to make such other provisions in regard to matters or questions arising under the indenture that will not adversely affect the interests of the holders of the debt securities in any material respect;

(5)	to establish the form or terms of the debt securities;

(6)

to evidence or provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture that may be necessary to provide for or facilitate the administration of the trusts created thereunder by more than one trustee;

(7)

to add to or change any of the provisions of the indenture to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

(8)

to supplement any of the provisions of the indenture to such extent as is necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that any such action will not adversely affect the interests of any holder of an outstanding debt security of such series or any other outstanding debt security in any material respect; or

(9)

to amend or supplement any provision contained in the indenture or in any supplemental indenture, provided that no such amendment or supplement will materially adversely affect the interests of the holders of any debt securities then outstanding.

Events of Default

The following constitute events of default under the indenture with respect to each series of debt securities:

(1)	failure to pay principal of and premium, if any, on any debt securities of such series when due;

(2)	failure to pay interest on any debt securities of such series when due for 30 days;

(3)

failure to perform any other covenant or agreement of Cardinal Health in respect of the debt securities of such series for 90 days after written notice to Cardinal Health specifying that such notice is a “notice of default” under the indenture;

(4)	failure to pay any sinking fund installment when due on any debt securities of such series;

(5)	certain events of bankruptcy or insolvency of Cardinal Health; and

(6)

any other event of default provided in the supplemental indenture or resolutions of Cardinal Health’s board of directors under which such debt securities are issued or in the form of debt security for such series.

If an event of default occurs and is continuing due to the default in the performance or breach of clauses (1), (2), (3), (4) or (6) above with respect to any series of debt securities but not with respect to all outstanding debt securities issued, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of each affected series (each series voting as a separate class) may declare the principal amount and interest accrued of all such affected series of the debt securities to be due and payable immediately.

If an event of default occurs and is continuing due to a default in the performance of any of the covenants or agreements in the indenture applicable to all outstanding debt securities issued and then outstanding or due to certain events of bankruptcy or insolvency of Cardinal Health, either the trustee or the holders of not less than 25% in principal amount of all debt securities issued (treated as one class) may declare the principal amount and interest accrued of all such debt securities to be due and payable immediately. However, such declarations may be annulled and any defaults may be waived upon the occurrence of certain conditions, including deposit by Cardinal Health with the trustee of a sum sufficient to pay all matured installments of interest and principal and certain expenses of the trustee.

A default by Cardinal Health with respect to any Indebtedness other than the debt securities will not constitute an event of default with respect to the debt securities.

The trustee may withhold notice to the holders of any series of debt securities of any default (except in payment of principal of, or interest on, or in the payment of any sinking or purchase fund installment) if the trustee considers it in the interest of such holders to do so.

Subject to the provisions for indemnity and certain other limitations contained in the indenture, the holders of a majority in principal amount of each series of the debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee.

No holder of the debt securities of a series may institute any action against Cardinal Health under the indenture unless:

(1)	that holder gives to the trustee advance written notice of default and its continuance;

(2)	the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding affected by that event of default request the trustee to institute such action;

(3)	that holder or holders has offered the trustee reasonable indemnity as it may require;

(4)	the trustee has not instituted such action within 60 days of such notice, request and offer of indemnity; and

(5)

the trustee has not, during such 60-day period, received direction inconsistent with such written request by the holders of a majority in aggregate principal amount of the debt securities of each affected series then outstanding.

At any time prior to the evidencing to the trustee of the taking of any action by the holders of the percentage in aggregate principal amount of the debt securities of any or all series specified in the indenture in connection with such action, any holder of a debt security may, by filing written notice with the trustee, revoke such action concerning such security.

Cardinal Health is required to deliver to the trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, Cardinal Health is in compliance with the conditions and covenants under the indenture.

Satisfaction and Discharge

The indenture provides that Cardinal Health will be discharged from all obligations under the indenture and the indenture will cease to be of further effect when:

(1)	Cardinal Health has paid all sums payable by it under the indenture; or

(2)	Cardinal Health has delivered to the trustee for cancellation all authenticated debt securities; or

(3)

all the debt securities not delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee, and Cardinal Health has irrevocably deposited with the trustee as trust funds an amount in cash sufficient to pay the principal and interest at maturity or upon redemption of such debt securities not previously delivered to the trustee for cancellation and paid all other sums payable with respect to such debt securities; and

the trustee, on demand of and at the expense of Cardinal Health and upon compliance by Cardinal Health with certain conditions, will execute proper instruments acknowledging satisfaction and discharge of the indenture.

Defeasance

The term “defeasance,” as used in the indenture, means discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, any premium, interest and any other sums due at maturity or on a redemption date of the securities of a particular series, then at our option:

(1)	we will be discharged from our obligations with respect to the securities of such series; or

(2)	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated securities. Such holders may look only to such deposited funds or obligations for payment.

To exercise such option, we are required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the securities to recognize income, gain or loss for federal income tax purposes.

Form and Denomination of Debt Securities

Denomination of Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and integral multiples thereof.

Registered Form

Cardinal Health may issue the debt securities in registered form, in which case Cardinal Health may issue them either in book-entry form only or in “certificated” form. Cardinal Health will issue registered debt securities in book-entry form only, unless it specifies otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

Holders of Registered Debt Securities

Book-Entry Holders

Cardinal Health will issue registered debt securities in book-entry form only, unless Cardinal Health specifies otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary’s book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, Cardinal Health will recognize only the depositary or its nominee as the holder of the debt securities, and Cardinal Health will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system, or that holds an interest through a participant in the depositary’s book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the event that Cardinal Health issues debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

For debt securities held in street name, Cardinal Health will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and Cardinal Health will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from Cardinal Health to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Registered Holders

Cardinal Health’s obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or Cardinal Health, run only to the registered holders of the debt securities. Cardinal Health does not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the registered holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because Cardinal Health is issuing the debt securities only in global form.

For example, once Cardinal Health makes a payment or gives a notice to the registered holder of the debt securities, Cardinal Health has no further responsibility with respect to such payment or notice even if that registered holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if Cardinal Health wants to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve Cardinal Health of the consequences of a default or of our obligation to comply with a particular provision of an indenture), Cardinal Health would seek the approval only from the registered holders, and not the indirect holders, of the debt securities. Whether and how the registered holders contact the indirect holders is up to the registered holders.

Notwithstanding the above, when Cardinal Health refers to “you” or “your” in this prospectus, Cardinal Health is referring to investors who invest in the debt securities being offered by this prospectus, whether they are the registered holders or only indirect holders of the debt securities offered. When Cardinal Health refers to “your debt securities” in this prospectus, Cardinal Health means the series of debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, Cardinal Health urges you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for its consent, as a registered holder of the debt securities, if ever required;

•

if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a registered holder of such debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that Cardinal Health deposits with and registers in the name of a financial institution or its nominee that Cardinal Health selects. The financial institution that Cardinal Health selects for this purpose is called the depositary. Unless Cardinal Health specifies otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that Cardinal Health issues in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. Cardinal Health describes those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the registered holder of the debt securities represented by such global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under “— Special Situations When a Global Security Will Be Terminated.”

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Holders of Registered Debt Securities” above.

•

An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the debt securities. Neither the trustee nor Cardinal Health have any responsibility for any aspect of the depositary’s actions or for the depositary’s records of ownership interests in a global security. Additionally, neither the trustee nor Cardinal Health supervise the depositary in any way.

•

DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. Cardinal Health does not monitor and is not responsible for the actions of any of such intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as “certificated” debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. Cardinal Health has described the rights of direct holders and street name holders under “— Holders of Registered Debt Securities” above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

The special situations for termination of a global security are as follows:

•

if the depositary notifies Cardinal Health that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and Cardinal Health does not appoint another institution to act as depositary within 90 days of such notification;

•	if Cardinal Health notifies the trustee that it wishes to terminate that global security; or

•	if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not Cardinal Health or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the registered holders of those debt securities.

Form, Exchange and Transfer of Registered Securities

If we cease to issue registered debt securities in global form, we will issue them:

•	only in fully registered certificated form; and

•	unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the trustee’s office. Cardinal Health has appointed the trustee to act as its agent for registering debt securities in the names of holders transferring debt securities. Cardinal Health may appoint another entity to perform these functions or perform them itself.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if Cardinal Health’s transfer agent is satisfied with the holders proof of legal ownership.

If Cardinal Health has designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. Cardinal Health may appoint additional transfer agents or cancel the appointment of any particular transfer agent. Cardinal Health may also approve a change in the location of the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and Cardinal Health redeems less than all the debt securities of that series, Cardinal Health may block the transfer or exchange of those debt securities during the period beginning 15 days before the day Cardinal Health mails the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. Cardinal Health may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that Cardinal Health will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

On each due date for interest payments on the debt securities, Cardinal Health will pay interest to each person shown on the trustee’s records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. Cardinal Health will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which Cardinal Health will determine the owner of the debt security, as shown on the trustee’s records, is also known as the “record date.” The record date will usually be about two weeks in advance of the interest due date.

Because Cardinal Health will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

Payments on Global Securities

Cardinal Health will make payments on a global security by wire transfer of immediately available funds directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Global Securities” above.

Payments on Certificated Securities

Cardinal Health will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee’s records, as of the close of business on the record date. Cardinal Health will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee in New York City, New York, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

Alternatively, if a certificated security has a face amount of at least $10,000,000, and the holder of such certificated security so requests, Cardinal Health will pay any amount that becomes due on such certificated security by wire transfer of immediately available funds to an account specified by the holder at a bank in New York City, New York, on the applicable due date for payment. To request payment by wire transfer, the holder must give appropriate transfer instructions to the trustee or other paying agent at least 15 business days before the requested wire payment is due. In the case of any interest payments, the instructions must be given by the person who is shown on the trustee’s records as the holder of the certificated security on the applicable record date. Wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

If payment on a debt security is due on a day that is not a business day, Cardinal Health will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Governing Law

The indenture is governed by New York law.

The Trustee

The trustee under the indenture is The Bank of New York Mellon Trust Company, N.A. The trustee serves as trustee for Cardinal Health’s 3.750% Notes due 2025, 4.700% Notes due 2026, 3.410% Notes due 2027, 5.125% Notes due 2029, 5.000% Notes due 2029, 5.450% Notes due 2034, 5.350% Notes due 2034, 4.600% Notes due 2043, 4.500% Notes due 2044, 4.900% Notes due 2045, 4.368% Notes due 2047 and 5.750% Notes due 2054. The trustee also serves as trustee for Allegiance Corporation’s 7.000% Debentures due 2026, which are guaranteed by Cardinal Health.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of such units. You should refer to the provisions of the applicable unit agreement and applicable prospectus supplement for more specific information about the units we offer. If any particular terms of the units described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue units comprised of one or more common shares, preferred shares and debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units offered thereunder.

VALIDITY OF THE SECURITIES

The validity of the offered securities will be passed upon for us by White & Case LLP, New York, New York and Patrick Pope of Cardinal Health. Mr. Pope is paid a salary by Cardinal Health and participates in various employee benefit plans offered to Cardinal Health’s employees generally. Mr. Pope holds equity incentive awards with respect to Cardinal Health’s common shares valued at greater than $50,000. Certain legal matters with respect to the offered securities may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Cardinal Health, Inc. and subsidiaries appearing in Cardinal Health, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2025 (including the schedule appearing therein) and the effectiveness of Cardinal Health Inc. and subsidiaries’ internal control over financial reporting as of June 30, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Cardinal Health, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2025 are, and audited consolidated financial statements and Cardinal Health, Inc. management’s assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PLAN OF DISTRIBUTION

Cardinal Health may sell the offered securities:

•	through the solicitation of proposals of underwriters or dealers to purchase the offered securities;

•	through underwriters or dealers on a negotiated basis;

•	directly to institutional investors

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through a combination of any of these methods of sale.

The distribution of the securities may be made from time to time in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

The prospectus supplement with respect to any offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to Cardinal Health from such sale, any underwriting discounts and commissions and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may be offered and sold through agents that we may designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of any securities so offered and sold.

If an underwriter or underwriters are utilized in the sale of any offered securities, Cardinal Health will execute an underwriting agreement with such underwriter or underwriters, and the names of the underwriter or underwriters and the terms of the transactions, including commissions, discounts, and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement that will be used by the underwriters to make resales of the offered securities. Such underwriter or underwriters will acquire the offered securities for their own account and may resell such offered securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. If any underwriter or underwriters are utilized in the sale of any offered securities, unless otherwise set forth in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters with respect to a sale of such offered securities will be obligated to purchase all such offered securities if any are purchased.

If so indicated in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date.

These contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of these contracts.

If a dealer is utilized in the sale of any offered securities, Cardinal Health will sell such offered securities to the dealer, as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of any such dealer and the terms of the transaction will be set forth in a prospectus supplement relating thereto.

Offers to purchase securities may be solicited directly by Cardinal Health and sales thereof may be made by Cardinal Health directly to institutional investors or others, who may be deemed to be underwriters, as such term is defined in the Securities Act, with respect to any resale of the offered securities. The terms of any such sales will be described in a prospectus supplement relating thereto.

Cardinal Health may indemnify its agents, dealers and underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than Cardinal Health’s common shares, which are listed on the New York Stock Exchange, will be new issues with no established trading market. Cardinal Health may elect to list any series of securities on an exchange, and in the case of Cardinal Health’s common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, Cardinal Health shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of those activities at any time.

$1,000,000,000

Cardinal Health, Inc.

$600,000,000 4.500% Notes due 2030

$400,000,000 5.150% Notes due 2035

Joint Book-Running Managers

Goldman Sachs & Co. LLC

BofA Securities

Wells Fargo Securities

Barclays

J.P. Morgan

MUFG

Deutsche Bank Securities

HSBC

PNC Capital Markets LLC

Scotiabank

Co-Managers

Huntington Capital Markets

Standard Chartered Bank

Truist Securities

US Bancorp

Prospectus Supplement dated August 13, 2025